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                 ZUZU HANDMADE MEXICAN FOOD(-Registered Mark-)

                              FRANCHISE AGREEMENT



FA092694
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                 ZUZU HANDMADE MEXICAN FOOD(-Registered Mark-)
                              FRANCHISE AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----

         RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . .      1

I.       GRANT . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2

II.      TERM AND RENEWAL. . . . . . . . . . . . . . . . . . . . . . .      4

III.     DUTIES OF FRANCHISOR. . . . . . . . . . . . . . . . . . . . .      5

IV.      FRANCHISE AND ROYALTY FEES. . . . . . . . . . . . . . . . . .      7

V.       ADVERTISING AND RELATED FEES. . . . . . . . . . . . . . . . .      9

VI.      FRANCHISEE ORGANIZATION . . . . . . . . . . . . . . . . . . .     13

VII.     SITE SELECTION, PLANS AND CONSTRUCTION. . . . . . . . . . . .     14

VIII.    RESTAURANT OPERATIONS . . . . . . . . . . . . . . . . . . . .     17

IX.      TRAINING. . . . . . . . . . . . . . . . . . . . . . . . . . .     23

X.       PROPRIETARY MARKS . . . . . . . . . . . . . . . . . . . . . .     26

XI.      CONFIDENTIAL FRANCHISE OPERATING PROCEDURES MANUALS . . . . .     29

XII.     CONFIDENTIAL INFORMATION. . . . . . . . . . . . . . . . . . .     29

XIII.    ACCOUNTING AND RECORDS. . . . . . . . . . . . . . . . . . . .     31

XIV.     INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . .     32

XV.      TRANSFER OF INTEREST. . . . . . . . . . . . . . . . . . . . .     34

XVI.     TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . .     39

XVII.    OBLIGATIONS UPON TERMINATION OR EXPIRATION. . . . . . . . . .     42

XVIII.   COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . .     45

XIX.     TAXES, PERMITS AND INDEBTEDNESS . . . . . . . . . . . . . . .     48

XX.      INDEPENDENT CONTRACTOR AND INDEMNIFICATION. . . . . . . . . .     48

XXI.     APPROVALS, WAIVERS AND REMEDIES . . . . . . . . . . . . . . .     51

XXII.    FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . .     52

XXIII.   NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .     53

XXIV.    ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . .     53

XXV.     SEVERABILITY AND CONSTRUCTION . . . . . . . . . . . . . . . .     54

XXVI.    APPLICABLE LAW AND MEDIATION. . . . . . . . . . . . . . . . .     55

XXVII.   ACKNOWLEDGMENTS . . . . . . . . . . . . . . . . . . . . . . .     57


ATTACHMENT A -  APPROVED LOCATION, ASSIGNED AREA, AREA OF PRIMARY
                RESPONSIBILITY AND OPENING DATE

ATTACHMENT B -  STATEMENT OF OWNERSHIP INTERESTS

ATTACHMENT C -  LEASE RIDER

ATTACHMENT D -  CONFIDENTIALITY AND NON-COMPETE AGREEMENT

ATTACHMENT E -  SOFTWARE LICENSE AGREEMENT

ATTACHMENT F -  CHRONOLOGICAL TABLE OF SELECTED EVENTS


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                 ZUZU HANDMADE MEXICAN FOOD(-Registered Mark-)
                              FRANCHISE AGREEMENT

        THIS FRANCHISE AGREEMENT (the "Agreement") is made and entered into this _________ day of _____________, 19___, by and between ZuZu Franchising Corporation, a Delaware corporation ("Franchisor") and ____________________ ("Franchisee").

                                  WITNESSETH:

        WHEREAS, Franchisor has acquired the right to develop and as a result of the expenditure of time, skill, effort and money has developed, a unique and distinctive system relating to the establishment and operation of quick-service restaurants under the mark ZuZu Handmade Mexican Food(-Registered Mark-) which specialize in the sale of freshly-prepared, authentic, Handmade Mexican Food and other products (the "System");

        WHEREAS, the distinguishing characteristics of the System include, without limitation, distinctive exterior and interior design, decor, color scheme and furnishings; special recipes and menu items; uniform standards, specifications and procedures for operations; quality and uniformity of products and services offered; procedures for inventory and management control; training and consultation; and advertising and promotional programs; all of which may be changed, improved and further developed by Franchisor from time to time;

        WHEREAS, ZuZu has determined to continue development of the System through the granting of franchises using certain trade names, service marks, trademarks, symbols, logos, emblems and indicia of origin, including but not limited to the mark ZuZu Handmade Mexican Food(-Registered Mark-) and such other trade names, service marks and trademarks as Franchisor may develop in the future to identify for the public the source of services and products marketed under these marks and under the System and representing the System's high standards of quality, appearance and service (collectively, the "Proprietary Marks");

        WHEREAS, Franchisee understands and acknowledges the importance of Franchisor's high standards of quality, cleanliness, appearance and customer service and the necessity of operating the business franchised hereunder in conformity with Franchisor's standards and specifications; and

        WHEREAS, Franchisee desires to use the System in connection with the operation of a restaurant under the name ZuZu Handmade Mexican Food(-Registered Mark-) at the location specified hereunder as well as to receive the training and other consultation provided by Franchisor in connection therewith;

        NOW, THEREFORE, the parties, in consideration of the mutual undertakings and commitments set forth herein, the receipt and sufficiency of which are hereby acknowledged, agree as follows:



I.      GRANT
        -----
        A. Franchisor hereby grants to Franchisee, upon the terms and conditions in this Agreement, the right and franchise and Franchisee undertakes the obligation, to operate a ZuZu Handmade Mexican Food(-Registered Mark-) restaurant (the "Restaurant" or "franchised business") and to use solely in connection therewith the Proprietary Marks and the System, as such may be changed, improved and further developed by Franchisor from time to time, only at the approved location as described in Attachment A.

        B. The specific street address of the Restaurant location approved by Franchisor shall be set forth in Attachment A. Franchisee shall not relocate the franchised business without the express prior written consent of Franchisor. This Agreement does not grant to Franchisee the right or franchise to operate the Restaurant or to offer or sell any products or services described under this Agreement at or from any other location.

        C. Upon execution of this Agreement, Franchisee will be assigned an area that will include the approved location of the Restaurant (the "Assigned Area"), which will be described in Attachment A. Subject to Franchisee's full compliance with this Agreement and except as otherwise provided in Section I.D. below, neither Franchisor nor ZuZu, Inc. will establish or operate a ZuZu Handmade Mexican Food(-Registered Mark-) restaurant or authorize any other person or entity to establish or operate a ZuZu Handmade Mexican Food(- Registered Mark-) restaurant within the Assigned Area.

             Notwithstanding anything to the contrary contained herein, Franchisor, any ZuZu franchisee and any other authorized person or entity may, at any time, advertise and promote the System and fulfill customer orders (including, but not limited to providing catering and delivery services) in the Assigned Area. Franchisor may also offer and sell (and may authorize others to offer and sell) products and services which may be similar to those offered by the Restaurant, under the Proprietary Marks in the Assigned Area, if offered and sold other than through a ZuZu Handmade Mexican Food(-Registered Mark-) restaurant (e.g., product and catalogue sales, prepackaged food items, memorabilia, recipes) and Franchisor may offer and sell (and may authorize others to offer and sell) products and services which may be similar to those offered by the Restaurant, under other names and marks in the Assigned Area.

        D. In addition to the foregoing, Franchisor may also establish and operate (and may authorize others to establish and operate) in a Reserved Area (as defined below) a ZuZu Handmade Mexican Food(-Registered Mark-) restaurant or other permanent, temporary or seasonal food service facility providing substantially all (or an approved representative sample) of the services and products offered at a ZuZu Handmade Mexican Food(-Registered Mark-) restaurant and intended for immediate consumption and using the Proprietary Marks and System. If, however, after the date on which this Agreement is executed, Franchisor elects to grant such a franchise or license, or to operate such restaurant or facility itself, and the restaurant or facility is to be located in a Reserved Area and falls within the Assigned Area, Franchisee shall have the first option, subject to the remaining terms and conditions of this section, to be granted a franchise or license to operate such restaurant or facility (the "Option Facility"). Franchisor shall provide Franchisee with written notice of Franchisor's intention to grant a franchise or license for such facility, which shall state the location of the Option Facility and the terms and conditions under which Franchisor is willing to grant such franchise or license. Franchisee shall have thirty (30) days following its receipt of Franchisor's notice to exercise its option by delivering to Franchisor a properly completed and executed application, provided by Franchisor, including all exhibits and other related documents. The exercise of the option in this section by Franchisee shall be subject to the following conditions: (i) Franchisee shall have complied in all material respects with all of the provisions of, and shall not then be in default under, this Agreement, any lease or sublease under which Franchisee operates the Restaurant and any other agreement between Franchisee and Franchisor or its subsidiaries or affiliates;
(ii) Franchisee shall meet Franchisor's then-current conditions and requirements for operators of multiple franchises, which may, at Franchisor's option, include limits on the number of ZuZu Handmade Mexican Food(-Registered Mark-) restaurants or other facilities using the Proprietary Marks in which any person or entity may have a direct or indirect interest and may include standards regarding financial resources and management ability; and (iii) within fourteen (14) days of Franchisee's receipt of the necessary documents, Franchisee shall execute and deliver to Franchisor, Franchisor's then-current form of agreement for the operation of the Option Facility and shall pay the full amount of all fees which are then required to be paid by Franchisee in accordance with the agreement's terms.

        Franchisee's failure to deliver any notice, document or payment to Franchisor within the time required shall constitute an election by Franchisee not to exercise its option to be granted the franchise or license for any Option Facility. If Franchisee does not exercise this option within the time required, Franchisor may operate or offer any other person or entity a franchise or license to operate the Option Facility in the Reserved Area and on terms materially different from the terms of this Agreement and from the terms set forth on Franchisor's notice of intention to grant a franchise or license for the Option Facility.

        Notwithstanding the above, the option granted to Franchisee is subject to the approval of the owner, operator and/or other holder of concession rights to the area in which the Option Facility is to be located. If for any reason such person or entity determines not to negotiate with or allow Franchisee to operate the Option Facility, Franchisee's option will immediately terminate, and Franchisor may establish and operate (or authorize others to establish and operate) the Option Facility.

        As used herein, the term "Reserved Area" shall mean any of the following areas or locations which fall within the Assigned Area: any enclosed area of retail sales establishments in excess of 250,000 square feet, food courts, airports, hospitals, cafeterias, commissaries, hotels and stadiums, arenas, ballparks, entertainment and special events, festivals, fairs and other mass gatherings.

        Upon the expiration or earlier termination of this Agreement, Franchisor may, in its sole discretion, establish or operate a ZuZu Handmade Mexican Food(-Registered Mark-) restaurant or authorize any other person or entity to establish or operate such a restaurant within the Assigned Area or conduct any other activity, except as may be prohibited by any other agreement between Franchisor and Franchisee.

        E. After Franchisee's selection of an approved location for the Restaurant, Franchisee shall also be assigned an Area of Primary Responsibility (the "Area of Primary Responsibility") by Franchisor, which shall be set forth in Attachment A. Franchisee shall use its best efforts to advertise and promote the franchised business in its Area of Primary Responsibility in accordance with Section V. Franchisee's Area of Primary Responsibility shall not be exclusive to Franchisee for any purpose except to the extent it includes the Assigned Area.

II.     TERM AND RENEWAL
        ----------------
        A. Except as otherwise provided herein, the initial term of this Agreement shall expire ten (10) years from the date the Restaurant is opened for business to the general public (the "Opening Date"); provided, however, that if the Restaurant premises are leased, the initial term of this Agreement shall expire at the earlier of ten (10) years from the Opening Date or upon the expiration or termination of the initial term or renewal term of the lease for the Restaurant premises.

        B. Franchisee may, at its option, renew the franchise granted hereunder for one (1) additional term of ten (10) years, such term to begin upon the expiration of the initial term, subject to the following conditions,
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any or all of which (as determined by Franchisor) must be satisfied prior to such renewal:

             1. Franchisee shall give Franchisor written notice of Franchisee's election to renew not less than seven (7) months nor more than twelve (12) months prior to the end of the initial term;

             2. Franchisee shall repair or replace, at Franchisee's cost and expense, equipment (including computer hardware and software not licensed to Franchisee pursuant to the software license agreement required to be executed under Section VIII.K.), signs, interior and exterior decor items, fixtures, furnishings, supplies and other products and materials required for the operation of the Restaurant as Franchisor may reasonably require and shall obtain, at Franchisee's cost and expense, any new or additional equipment, fixtures, supplies and other products and materials which may be reasonably required by Franchisor for Franchisee to offer and sell new menu items from the Restaurant or to provide the Restaurant's services by alternative means such as through carry-out or delivery arrangements and shall otherwise modernize the Restaurant premises, equipment (including computer hardware and software), signs, interior and exterior decor items, fixtures, furnishings, supplies and other products and materials required for the operation of the Restaurant, as reasonably required by Franchisor to reflect the then-current standards and image of the System as contained in the Manuals (as defined in Section III.H.) or otherwise provided in writing by Franchisor;

             3. Franchisee shall not be in default of any provision of this Agreement or any other agreement between Franchisee and Franchisor or its subsidiaries or affiliates; and Franchisee shall have substantially and timely complied with all the terms and conditions of this Agreement and such other agreements during their terms;

             4. Franchisee shall have satisfied all monetary obligations owed by Franchisee to Franchisor and its subsidiaries and affiliates under this Agreement and any other agreement between Franchisee and Franchisor or its subsidiaries or affiliates and shall have timely met those obligations throughout the terms thereof;

             5. Franchisee shall present evidence satisfactory to Franchisor that Franchisee has the right to remain in possession of the approved location for the duration of the renewal term of this Agreement;

             6. Franchisee shall execute Franchisor's then-current form of franchise agreement for the renewal term, which agreement shall supersede this Agreement and any prior franchise agreement relating to the Restaurant in all respects, and the terms of which may differ from the terms of this Agreement and may include, without limitation, a higher royalty fee and advertising contribution or expenditure requirement; provided, however, that Franchisee shall pay, in lieu of an initial franchise fee, a renewal fee which shall not exceed two thousand dollars ($2,000);

             7. Franchisee shall execute a general release, in a form prescribed by Franchisor, of any and all claims of Franchisee, of whatever nature or kind, against Franchisor and its subsidiaries and affiliates and their respective officers, directors, shareholders, partners, employees, servants, representatives, independent contractors and agents, in their corporate and individual capacities, including without limitation, claims arising under this Agreement and any other agreement between Franchisee and Franchisor or its subsidiaries or affiliates and under any federal, state and local laws, rules and ordinances; and

             8. Franchisee shall comply with Franchisor's then-current qualification and training requirements.

III.    DUTIES OF FRANCHISOR
        --------------------
        Franchisor shall provide the following services to Franchisee:

        A. Franchisor shall provide the following services regarding site selection:

             1. Franchisor's written site selection guidelines and such site selection counseling and consultation as Franchisor may deem advisable; and

             2. Such on-site evaluation as Franchisor may deem necessary on its own initiative or in response to Franchisee's reasonable request for site approval; provided, however, that Franchisor shall not provide on-site evaluation for any proposed site prior to the receipt of all required information and materials concerning such site prepared pursuant to
Section VII.  Franchisor will provide at no additional charge to Franchisee one
(1) on-site evaluation for the Restaurant (or for Franchisee's first Restaurant under a multi-unit arrangement or development agreement between Franchisee and Franchisor). Thereafter, if additional on-site evaluation is deemed appropriate by Franchisor or upon Franchisee's reasonable request, Franchisee shall pay a reasonable fee for each such evaluation and shall reimburse Franchisor for all reasonable expenses incurred by Franchisor in connection with such on-site evaluation, including, without limitation, the cost of travel, lodging, meals and wages.

        B. Franchisor shall provide Franchisee, on loan, a set of prototypical architectural and design plans and specifications for a ZuZu Handmade Mexican Food(-Registered Mark-) restaurant. Franchisee shall independently and at Franchisee's expense, have such architectural and design plans and specifications adapted for construction of the Restaurant in accordance with Section VII.E.

        C. Franchisor shall provide an initial training program for certain personnel of Franchisee in accordance with Section IX. and shall make available such other training programs and seminars as it deems appropriate. All training provided by Franchisor shall be in accordance with Section IX.

        D. Franchisor shall provide Franchisee consultation and advice concerning equipment and opening inventory selection and purchasing in connection with the opening of the Restaurant.

        E. Franchisor shall provide to Franchisee such on-site opening supervision and consultation and thereafter such additional advisory consultation to Franchisee in the operation of the franchised business during the term of this Agreement as set forth in Section IX.

        F. Franchisor shall establish and administer an advertising fund in accordance with Section V.B. Franchisor may terminate the advertising fund at any time in accordance with Section V.B.4. and provide for the advertisement and promotion of the Restaurant and the System by such other methods as set forth in Section V. If Franchisor establishes an advertising cooperative, Franchisor shall administer such cooperative in accordance with Section V.E.

        G. Franchisor shall, from time to time, make available to Franchisee certain advertising and promotional materials and information developed by Franchisor for use by Franchisee in marketing and conducting local advertising for the Restaurant at a reasonable cost to Franchisee. Franchisor shall have the right to review and approve or disapprove all advertising and promotional materials that Franchisee proposes to use, pursuant to Section V.

        H. Franchisor shall provide Franchisee, on loan, one (1) set of the Confidential Franchise Standard Operating Procedures Manual and such other manuals, written materials and software programs as Franchisor shall have developed for use in the franchised business (as the same may be revised by Franchisor from time to time, the "Manuals"), as more fully described in
Section XI. Any computer software provided to Franchisee shall be licensed from Franchisor pursuant to Section VIII.K. Franchisor shall also make available to Franchisee from time to time any upgrades, enhancements or replacements to the software that are developed by or on behalf of Franchisor, at such cost as Franchisor makes such upgrades, enhancements and replacements available to other franchisees operating under the System.

        I. Franchisor may create, from time to time, training films and other instructional video and audio materials. Upon request, Franchisor shall make available to Franchisee, from time to time, on loan or for purchase, subject to the approval of Franchisor and at such cost as Franchisor makes such films and materials available to other franchisees operating under the System, copies of such films and materials.

        J. Franchisor shall, from time to time, conduct meetings, seminars and other related activities regarding the System for franchisees generally. Except as approved by Franchisor, any costs incurred by Franchisee or Restaurant personnel in attending such events shall be the responsibility of Franchisee. Any video or audio tapes relating to such meetings and seminars will be made available to Franchisee, on loan, at such cost as Franchisor makes such materials available to other franchisees operating under the System.

        K. Franchisor shall provide to Franchisee, from time to time as Franchisor deems appropriate, advice and written materials concerning techniques of managing and operating the franchised business, including new developments and improvements in restaurant equipment, food products, packaging and preparation.

        L. Subject to the availability of appropriate personnel of Franchisor, Franchisor shall provide Franchisee ongoing operational review from time to time as Franchisor deems necessary.

        M. Franchisor shall provide Franchisee, upon execution of this Agreement and thereafter from time to time as Franchisor deems appropriate during the term of this Agreement, with a list of the approved suppliers and required product specifications of Franchisor as described in Section VIII.

        N. Franchisor shall make available at a reasonable cost and, at its option, will require Franchisee to purchase from Franchisor for resale to Franchisee's customers certain promotional merchandise identifying the System such as T-shirts, sweatshirts, caps and watches, in amounts sufficient to meet Franchisee's customer demand.

        O. Franchisor shall seek to maintain the high standards of quality, appearance and service of the System, and accordingly shall conduct, as it deems advisable, inspections of the Restaurant and evaluations of the products sold and services rendered therein, as more fully described in Section VIII.

IV.     FRANCHISE AND ROYALTY FEES
        --------------------------
        A. As partial consideration for the rights granted hereunder Franchisee shall pay Franchisor:

             1. An initial franchise fee of ____________________ dollars ($_________) upon the execution of this Agreement. Such initial franchise fee shall be nonrefundable, except as otherwise provided in Sections VII.C. and IX.A. If the parties have entered into a development agreement, the initial franchise fee will be payable according to its terms.

             2.   A nonrefundable royalty fee of four and 50/100 percent
(4.5%) of the Gross Sales (as defined in Section IV.C. below) of the Restaurant for each two calendar week period ("Sales Period") during the term of this Agreement.

        B.   1.   Franchisee shall, during the term of this Agreement, submit
(a) a statement setting forth (i) the Restaurant's Gross Sales for each Sales Period, (ii) the amount of the royalty fee as required by Section IV.A.2. and
(iii) the advertising fee required under Section V.B. (the "Statement of Gross Sales and Fees") and (b) the payment for such royalty and advertising fees, on or before the second Monday following each Sales Period, provided that such day is a business day. The advertising fee shall be paid to ZuZu Franchising Advertising Fund or other designee of Franchisor and shall be paid separately from the royalty fee. A business day for the purpose of this Agreement means any day other than Saturday, Sunday or the following national holidays: New Year's Day, Martin Luther King Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans' Day, Thanksgiving and Christmas. If the date on which such payments would otherwise be due is not a business day, then payment shall be due on the next business day. Franchisee shall not be entitled to withhold any payments due to Franchisor on grounds of alleged non-performance by Franchisor under this Agreement.

             2. Any payment not actually received by Franchisor on or before the due date and any payment made by a check that is returned by the bank upon which it is drawn for insufficient funds or for any other reason shall be deemed overdue. All payments required under this Section IV. shall be made by personal delivery or regular mail to Franchisor at its corporate offices in Dallas, Texas or to such other location as Franchisor may direct, or by personal check, electronic transfer, certified check, automatic account debit or in such other manner as Franchisor may determine.

             3. If any payment or fee due under this Agreement is not paid by Franchisee when the payment or fee is due, Franchisee shall pay Franchisor, in addition to the overdue amount, interest on such amount from the date it was due until paid at the rate of eighteen percent (18%) per annum, or the maximum rate permitted by law, whichever is less. Any failure to comply with this
Section IV. shall be a material event of default under Section XVI.
Entitlement to such interest shall be in addition to any other remedies Franchisor may have in law or in equity, arising under this Agreement or otherwise.

        C. Gross Sales shall include all revenue from the sale of services and products by in-store dining, carry-out, delivery and otherwise, including, but not limited to, the sale of food and beverages and the sale of merchandise (e.g., T-shirts, sweatshirts, caps, watches, etc.) and all other income of whatever nature or kind relating to the franchised business, whether for cash or credit and regardless of collection in the case of credit, together with Franchisee's share of any revenues from vending or other coin-operated machines located in the Restaurant or on the Restaurant premises, and from any other activity conducted in the Restaurant or on the Restaurant premises; provided that Gross Sales shall not include any sales tax or other taxes collected from customers by Franchisee and paid to the appropriate taxing authority, the retail value of employee meals (up to seven hundred fifty dollars ($750) for any applicable Sales Period) and the value of meals purchased with promotional coupons approved by Franchisor. Franchisor may, from time to time, in writing, permit certain other items to be excluded from Gross Sales. Any such permission may be revoked or withdrawn at any time in writing by Franchisor in its discretion.

V.      ADVERTISING AND RELATED FEES
        ----------------------------
        Recognizing the value of advertising and the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the System, the parties agree as follows:

        A. Franchisor may from time to time in addition to the Fund referred to below develop and administer advertising and sales promotion programs designed to promote and enhance the collective success of all restaurants operating under the System. Specifically, Franchisor may from time to time establish and administer a promotional gift certificate acceptance program. Franchisee shall not be obligated to purchase any gift certificates from Franchisor pursuant to such program; however, Franchisee shall honor any such gift certificate presented at the Restaurant for the purchase of food and beverage items. Franchisor will redeem at face value any gift certificate from Franchisee presented in accordance with the terms and conditions set forth in writing by Franchisor. Franchisee shall have the right to participate actively in all advertising and sales promotion programs, but only in complete accordance with the terms and conditions established by Franchisor for each program. In all aspects of these programs, including without limitation, the type, quantity, timing, placement and choice of media, market areas and advertising agencies, the standards and specifications established by Franchisor shall be final and binding upon Franchisee.

        B. Franchisor shall establish and administer an advertising fund for the purpose of advertising the System on a local, regional or national basis (the "Fund"). Franchisee agrees to contribute to the Fund an amount equal to two percent (2%) of the Gross Sales of the Restaurant (subject to any Local Advertising amount allocated to the Fund under Section V.C.), such fee to be paid as set forth in Section IV.B. During the term of this Agreement Franchisor may, in its sole discretion, review and modify the amount of the continuing advertising fee up to a maximum limit of four percent (4%) of Gross Sales for each Sales Period (subject to any Local Advertising amount allocated to the Fund under Section V.C.). In reviewing and modifying the advertising fee, Franchisor may consider the level of advertising expenditures by competitors of the System, media costs, available marketing resources, population changes, changes in market conditions, the degree of market penetration of the System and such other factors as Franchisor deems relevant to the operation of the Fund. Franchisee shall be provided with thirty (30) days prior written notice of any such change in the advertising fee.

             Franchisee agrees that the Fund shall be maintained and administered by Franchisor or its designee as follows:

             1. Franchisor shall direct all advertising programs and shall have sole discretion to approve or disapprove the creative concepts, materials and media used in such programs and the placement and allocation thereof. Franchisee agrees and acknowledges that the Fund is intended to maximize general public recognition and acceptance of the Proprietary Marks and enhance the collective success of all restaurants operating under the System. Franchisor or ZuZu, Inc. (the corporate parent of Franchisor) shall, with respect to ZuZu Handmade Mexican Food(-Registered Mark-) restaurants operated by ZuZu, Inc. ("company-operated restaurants"), contribute to the Fund generally on the same basis as Franchisee. In administering the Fund, Franchisor and its designees undertake no obligation to make expenditures for Franchisee which are equivalent or proportionate to Franchisee's contribution or to ensure that any particular franchisee benefits directly or pro rata from the placement of advertising.

             2. Franchisee agrees that the Fund may be used to satisfy any and all costs of maintaining, administering, directing and preparing advertising (including, without limitation, the cost of preparing and conducting television, radio, magazine and newspaper advertising campaigns; direct mail and outdoor billboard advertising; public relations activities; employing advertising agencies to assist therein; costs of Franchisor's personnel and other departmental costs for advertising that is internally administered or prepared by Franchisor; costs of providing other advertising materials to the restaurants operated under the System; and costs of maintaining a national "1-800" customer and/or franchisee service telephone number). All sums paid by Franchisee to the Fund shall be maintained in a separate account by Franchisor and shall not be used to defray any of Franchisor's general operating expenses, except for such reasonable administrative costs and overhead, if any, as Franchisor may incur in activities reasonably related to the administration or direction of the Fund and advertising programs for franchisees and the System. The Fund and its earnings shall not otherwise inure to the benefit of Franchisor. The Fund is operated solely as a conduit for collecting and expending the advertising fees as outlined above.

             3. A statement of the operations of the Fund shall be prepared annually by Franchisor and shall be made available to Franchisee upon request.

             4. Although the Fund is intended to be of perpetual duration, Franchisor may terminate the Fund. The Fund shall not be terminated, however, until all monies in the Fund have been expended for advertising or promotional purposes or returned to contributing franchised or company-operated restaurants, without interest, on the basis of their respective contributions.

        C. In addition to the contribution to the Fund set forth in Section V.B. above, Franchisee shall spend, during each calendar quarter throughout the term of this Agreement, two percent (2%) of the Gross Sales of the Restaurant on advertising for the Restaurant in its Area of Primary Responsibility ("Local Advertising"). Franchisee shall submit to Franchisor an advertising expenditure report accurately reflecting such expenditures in accordance with
Section XVIII.B.3. During each calendar quarter, Franchisee shall have the discretion to expend such funds when Franchisee reasonably deems appropriate, so long as Franchisee's expenditure schedule is acceptable to Franchisor in its reasonable discretion. In addition to the restrictions set forth in
Section V.G. below, costs and expenditures incurred by Franchisee in connection with any of the following shall not be included in Franchisee's expenditures on Local Advertising for purposes of this Section V.C.:

             1. Incentive programs for employees or agents of Franchisee, including the cost of honoring any coupons distributed in connection with such programs;

             2.   Research expenditures;

             3.   Food or coupon costs incurred in any promotion;

             4. Salaries and expenses of any employees of Franchisee, including salaries or expenses for attendance at advertising meetings or activities;

             5.   Charitable, political or other contributions or donations;

             6.   Press parties or other expenses of publicity;

             7.   In-store materials consisting of fixtures or equipment;

             8. Seminar and educational costs and expenses of employees of Franchisee; and

             9. Specialty merchandise items such as T-shirts, sweatshirts, caps and watches, unless such items are part of a market-wide advertising program and then only to the extent that the cost of such items is not recovered by the promotion.

        Notwithstanding the above, Franchisor may at any time require Franchisee to contribute to the Fund, in accordance with Section V.B., all or part of any amounts that otherwise would be required to be expended on Local Advertising under this Section V.C. Such amounts will be applied by Franchisor toward the fulfillment of Franchisee's Local Advertising expenditure requirement in this Section V.C.

        D. Franchisee shall also pay its pro rata share of the cost of a Yellow Pages trademark listing to be placed by Franchisor or its designee on behalf of all franchised and company-operated restaurants in the Restaurant's local market area. This area will usually include Franchisee's Area of Primary Responsibility. If Franchisee operates the only ZuZu Handmade Mexican Food(- Registered Mark-) restaurant in the local market area, Franchisee shall be responsible for full payment of the Yellow Pages advertising, unless Franchisor determines, in its sole discretion, that placement of a Yellow Pages trademark listing for such local market area is not economically justified.

        E. Franchisee agrees that Franchisor shall have the right, in its sole discretion, to designate any geographic area in which two (2) or more ZuZu Handmade Mexican Food restaurants are located as a region for purposes of establishing an advertising cooperative ("Cooperative"). The members of the Cooperative for any area shall consist of all ZuZu Handmade Mexican Food restaurants (whether operated by a franchisee, Franchisor or ZuZu, Inc.). Each Cooperative shall be organized and governed in a form and manner, and shall commence operation on a date, determined in advance by Franchisor in its sole discretion. Each Cooperative shall be organized for the exclusive purposes of administering advertising programs and developing, subject to Franchisor's approval pursuant to Section V.G., promotional materials for use by the members in Local Advertising. If at the time of the execution of this Agreement a Cooperative has been established for a geographic area that encompasses the Restaurant, or if any Cooperative is established during the term of this Agreement, Franchisee shall execute such documents as are required by Franchisor immediately upon the request of Franchisor and shall become a member of the Cooperative pursuant to the terms of these documents. Franchisee shall participate in the Cooperative as follows:

             1. Franchisee shall contribute to the Cooperative such amounts as is required by the documents governing the Cooperative; provided, however, Franchisee will not be required to contribute more than two percent (2%) of Franchisee's Gross Sales during each Sales Period to the Cooperative unless, subject to Franchisor's approval, the members of the Cooperative agree to the
payment of a larger fee.   The payment of any such Cooperative fee may be
applied by Franchisee toward the fulfillment of its Local Advertising requirement set forth in Section V.C. Likewise, Franchisor may at any time require Franchisee to contribute to the Fund, in accordance with Section V.B., all or part of any amounts that otherwise would be required to be contributed to the Cooperative.

             2. Franchisee shall submit to the Cooperative and to Franchisor such statements and reports as may be required by Franchisor or by the Cooperative. All contributions to the Cooperative shall be maintained and administered in accordance with the documents governing the Cooperative. The Cooperative shall be operated solely as a conduit for the collection and expenditure of the Cooperative fees for the purposes outlined above.

             3. No advertising or promotional plans or materials may be used by the Cooperative or furnished to its members without the prior approval of Franchisor. All such plans and materials shall be submitted to Franchisor in accordance with the procedure set forth in Section V.G.

        F. Franchisee shall plan and carry out a grand opening promotion relating to the opening of the Restaurant in accordance with the Manuals. Any advertising and promotional items used by Franchisee in connection with such grand opening must be approved by Franchisor in accordance with Section V.F. Franchisee shall spend a minimum of eight thousand two hundred dollars ($8,200) in connection with such grand opening promotion. Any such amount paid by Franchisee for the grand opening promotion shall not be credited toward any other obligation of Franchisee as described in this Section V.

        G. Franchisee may, without offset or deduction to the amounts payable to the Fund, Cooperative or on Local Advertising, create or produce its own advertising or promotional campaign. However, all advertising and promotion by Franchisee in any medium shall be conducted in a dignified manner and shall conform to the standards and requirements of Franchisor as set forth in the Manuals or otherwise in writing. Franchisee shall obtain Franchisor's approval of all advertising and promotional plans and materials prior to use if such plans and materials have not been prepared by Franchisor or previously approved by Franchisor during the six (6) months prior to their proposed use. Franchisee shall submit such unapproved plans and materials to Franchisor and Franchisor shall approve or disapprove such plans and materials within fifteen
(15) days of Franchisor's receipt thereof. Franchisee shall not use such unapproved plans or materials until they have been approved by Franchisor and shall promptly discontinue use of any advertising or promotional plans or materials, whether or not previously approved, upon notice from Franchisor.

        H. Franchisee shall have the right to sell its products and merchandise and offer services at any prices Franchisee may determine and shall in no way be bound by any price which may be recommended or suggested by Franchisor.

VI.     FRANCHISEE ORGANIZATION
        -----------------------
        A. If Franchisee is a corporation or a partnership, Franchisee represents, warrants and covenants that:

             1. Franchisee is duly organized and validly existing under the state law of its formation;

             2. Franchisee is duly qualified and is authorized to do business in each jurisdiction in which its business activities or the nature of the properties owned by it require such qualification;

             3. Franchisee's corporate charter or written partnership agreement shall at all times provide that the activities of Franchisee include the development and operation of ZuZu Handmade Mexican Food(-Registered Mark-) restaurants;

             4. The execution of this Agreement and the performance of the transactions contemplated hereby are within Franchisee's corporate power if Franchisee is a corporation, or if Franchisee is a partnership, are permitted under Franchisee's written partnership agreement and have been duly authorized by Franchisee;

             5. If Franchisee is a corporation, copies of Franchisee's articles of incorporation, bylaws, other governing documents, any amendments to the foregoing, resolutions of the Board of Directors authorizing entry into and performance of this Agreement and any certificates or other documents as may be reasonably required by Franchisor shall be furnished to Franchisor prior to the execution of this Agreement; or, if Franchisee is a partnership, copies of the written partnership agreement, other governing documents and any amendments to the foregoing, shall be furnished to Franchisor prior to the execution of this Agreement, including evidence of consent or approval of the entry into and performance of this Agreement by the requisite number or percentage of partners, if such approval or consent is required by Franchisee's written partnership agreement;

             6. If Franchisee is a corporation or partnership, the ownership interests in Franchisee are accurately and completely described in Attachment B. Further, if Franchisee is a corporation, Franchisee shall maintain at all times a current list of all owners of record and all beneficial owners of any class of voting securities in Franchisee or, if Franchisee is a partnership, Franchisee shall maintain at all times a current list of all owners of an interest in the partnership. Franchisee shall make its list of owners available to Franchisor upon request;

             7. Except as may otherwise be agreed upon in writing by Franchisor and Franchisee, if any officer or director of Franchisee ceases to serve as such or any individual is elected as an officer or director of Franchisee after the execution of this Agreement, Franchisee shall notify Franchisor within five (5) days after any such change and any newly elected officer or director shall execute this Agreement as one of Franchisee's Principals (as defined in Section XXV.F.) and shall be individually bound by all obligations of Franchisee's Principals hereunder;

             8. If Franchisee is a corporation, Franchisee shall maintain stop-transfer instructions against the transfer on its records of any of its equity securities and each stock certificate of the corporation shall have conspicuously endorsed upon it a statement in a form satisfactory to Franchisor that it is held subject to all restrictions imposed upon assignments by this Agreement; provided, however, that the requirements of this Section VI.8. shall not apply to the transfer of equity securities of a publicly-held corporation (as defined in Section XV.B.1.). If Franchisee is a partnership, its written partnership agreement shall provide that ownership of an interest in the partnership is held subject to all restrictions imposed upon assignments by this Agreement; and

             9. Franchisee and, at Franchisor's request, each of Franchisee's Principals, have provided Franchisor with the most recent financial statements of Franchisee and such Principals. Such financial statements present fairly the financial position of Franchisee and each of Franchisee's Principals, as applicable, at the dates indicated therein and with respect to Franchisee, the results of its operations and its cash flow for the years then ended. Franchisee agrees that it shall maintain at all times, during the term of this Agreement, sufficient working capital to fulfill its obligations under this Agreement. Each of the financial statements mentioned above has been prepared in conformity with generally accepted accounting principles applicable to the respective periods involved and, except as expressly described in the applicable notes, applied on a consistent basis. No material liabilities, adverse claims, commitments or obligations of any nature exist as of the date of this Agreement, whether accrued, unliquidated, absolute, contingent or otherwise, which are not reflected as liabilities on the financial statements of Franchisee or such Principals.

        B. Franchisee and Franchisee's Principals, as applicable, acknowledge and agree that the representations, warranties and covenants set forth above in Sections VI.A.1. through VI.A.9. are continuing obligations of Franchisee and its Principals and that any failure to comply with such representations, warranties and covenants shall constitute a material event of default under Section XVI. Franchisee will cooperate with Franchisor in any efforts made by Franchisor to verify compliance with such representations, warranties and covenants.

VII.    SITE SELECTION, PLANS AND CONSTRUCTION
        --------------------------------------
        A. Franchisee assumes all cost, liability, expense and responsibility for locating, obtaining and developing a site for the Restaurant and for constructing and equipping the Restaurant at such site. Franchisee shall not make any binding commitment to a prospective vendor or lessor of real estate with respect to a site for the Restaurant unless the site is approved as set forth below. Franchisee acknowledges that Franchisor's approval of a prospective site and the rendering of consultation in the selection of a site does not constitute a representation, promise, warranty or guarantee by Franchisor that the Restaurant operated at that site will be profitable or otherwise successful.

        B.   1.   Prior to acquiring by lease or purchase a site for the
Restaurant, Franchisee shall locate a site for the Restaurant that satisfies the site selection guidelines provided to Franchisee by Franchisor pursuant to
Section III.A. and shall submit to Franchisor in the form specified by Franchisor a description of the site, including evidence satisfactory to Franchisor demonstrating that the site satisfies Franchisor's site selection guidelines, together with such other information and materials as Franchisor may reasonably require, including but not limited to a letter of intent or other evidence satisfactory to Franchisor which confirms Franchisee's favorable prospects for obtaining the site. Recognizing that time is of the essence, Franchisee agrees that it will submit such information and materials for the proposed site to Franchisor for its approval no later than thirty (30) days after the execution of this Agreement. Franchisor shall have fifteen (15) days after receipt of this information and materials to approve or disapprove, in its sole discretion, the proposed site as the location for the Restaurant. No site may be used for the location of the Restaurant unless it is first approved in writing by Franchisor. Franchisee acknowledges that Franchisor may have entered into agreements with real estate brokerage firms under which such firms have agreed to represent Franchisor and ZuZu system franchisees in the location of sites for Restaurants. If Franchisee chooses to locate a Restaurant at a site procured by such a firm, Franchisee may be required to pay such firm's fees and commissions. Payment by Franchisee may be a condition of Franchisor's approval of such a site.

             2. Failure by Franchisee to acquire the site for the Restaurant within the time stated in Section VII.C. below and in the manner required in
Section VII.B.1. above shall constitute a material event of default under this Agreement.

             3. After a location for the Restaurant is approved by Franchisor and acquired by Franchisee pursuant to this Agreement the location shall be described in Attachment A.

        C.   Within sixty (60) days after execution of the Franchise
Agreement, Franchisee shall acquire by purchase or lease, at Franchisee's expense, a location for the Restaurant at a site approved by Franchisor as set forth below. If Franchisee fails to acquire an approved site within such time period, unless the time period is extended by Franchisor, either party may, during the thirty (30) day period following the expiration of the sixty (60)- day time period described above in this Section VII.C., terminate this Agreement effective immediately upon notice to the other party. In such event, Franchisor shall return to Franchisee the initial franchise fee actually paid to Franchisor, without interest, less thirty percent (30%) of the initial franchise fee required under Section IV.A.1. and less any and all expenses incurred by Franchisor in providing Franchisee with any services under this Agreement as of the effective date of termination, which amount shall be paid by Franchisor within thirty (30) days after the effective date of termination. Refund of any portion of the initial franchise fee by Franchisor pursuant to this Section VII.C. shall occur solely as a result of the failure by Franchisee to acquire an approved site for the Restaurant in accordance with this section and shall not occur as a result of any other failure to act or action taken by Franchisee or any other reason. Franchisor shall not be obligated to return any fees paid by Franchisee if this Agreement is terminated by Franchisor pursuant to any other term of this Agreement or by Franchisee for any reason other than those reasons expressly set forth in this section or in Section IX.A.

        D. Franchisee shall be responsible for obtaining all zoning classifications and clearances which may be required by state or local laws, ordinances or regulations or which may be necessary as a result of any restrictive covenants relating to the Restaurant premises. Prior to beginning the construction of the Restaurant, Franchisee shall (i) obtain all permits, licenses and certifications required for the lawful construction or remodeling and operation of the Restaurant and (ii) certify in writing to Franchisor that the insurance coverage specified in Section XIV. is in full force and effect and that all required approvals, clearances, permits and certifications have been obtained. Upon request, Franchisee shall provide to Franchisor additional copies of Franchisee's insurance policies or certificates of insurance and copies of all such approvals, clearances, permits and certifications.

        E. Franchisee must independently obtain any architectural, engineering and design services it deems necessary for the construction of the Restaurant at its own expense. Franchisee shall adapt the prototypical architectural and design plans and specifications for construction of the Restaurant provided to Franchisee by Franchisor in accordance with Section III.B. as necessary for the construction of the Restaurant and shall submit such adapted plans to Franchisor for review. If Franchisor determines, in its sole discretion, that any such plans are not consistent with the best interests of the System, Franchisor may prohibit the implementation of such plans, and in this event will notify Franchisee of any objection(s) within fifteen (15) days of receiving such plans. If Franchisor fails to notify Franchisee of an objection to the plans within this time period, Franchisee may use such plans. If Franchisor objects to any such plans, it shall provide Franchisee with a reasonably detailed list of changes necessary to make the plans acceptable. Franchisor shall, upon a resubmission of the plans with such changes, notify Franchisee within fifteen (15) days of receiving the resubmitted plans whether the plans are acceptable. If Franchisor fails to notify Franchisee of any objection within such time period, Franchisee may use the resubmitted plans.

        F. If Franchisee will purchase the premises for the Restaurant, Franchisee must submit a copy of the proposed contract of sale to Franchisor prior to its execution for its written approval and shall furnish to Franchisor a copy of the executed contract of sale within ten (10) days after execution. If Franchisee will occupy the premises of the Restaurant under a lease, Franchisee will submit the lease to Franchisor for written approval prior to its execution and shall furnish to Franchisor a copy of the executed lease within ten (10) days after execution. Franchisee shall not assign or renew the lease without the prior written consent of Franchisor. If Franchisee will occupy the premises under a sublease from Franchisor, Franchisee shall execute a sublease in a form acceptable to Franchisor prior to occupying such premises. No lease for the Restaurant premises shall be approved by Franchisor unless a rider to the lease, prepared by Franchisor and executed by Franchisor, Franchisee and the lessor, in substantially the form attached as Attachment C, is attached to the lease and incorporated therein. If the landlord for an approved site refuses to sign the lease rider as drafted, and Franchisor refuses to revise the lease rider to meet the landlord's objections, so long as Franchisee has diligently and timely attempted to obtain the lease rider, upon Franchisee's request, Franchisor will extend the time by which Franchisee must acquire an approved site for thirty (30) days. Franchisee shall reimburse Franchisor for any costs and expenses incurred by Franchisor (including but not limited to reasonable legal fees and Franchisor's then-current per diem rate or flat rate for personnel time) in connection with the review of purchase, lease or sublease agreements described in this Section VII.F. In addition, if Franchisor has incurred a broker's or similar fee in connection with the site chosen by Franchisee, Franchisee shall reimburse Franchisor for such fee.

             Franchisor may, from time to time, in its sole discretion, guarantee certain leases if Franchisor determines that assuming the risk involved in such a guarantee will not be detrimental to Franchisor. If Franchisor guarantees Franchisee's lease, Franchisee shall be required to pay to Franchisor a fee for such guarantee, and reimburse Franchisor for any costs and expenses incurred by Franchisor (including reasonable legal fees and Franchisor's then-current per diem rate or flat rate for personnel time) in connection with the review and negotiation of the lease and guarantee.

        G. Franchisee shall diligently pursue construction or remodeling (as applicable) of the Restaurant. During the time of construction or remodeling, Franchisee shall provide Franchisor with such periodic reports regarding the progress of the construction or remodeling as may be reasonably requested by Franchisor. In addition, Franchisor shall make such on-site inspections as it may deem reasonably necessary to evaluate such progress. Franchisee shall notify Franchisor of the scheduled date for completion of construction or remodeling no later than fourteen (14) days prior to such date. Within a reasonable time after the date of completion of construction or remodeling Franchisor shall, at its option, conduct an inspection of the completed Restaurant. Franchisee acknowledges and agrees that Franchisee will not open the Restaurant for business without the written authorization of Franchisor and that authorization to open shall be conditioned upon Franchisee's strict compliance with this Agreement.

        H. Franchisee acknowledges that time is of the essence. Subject to Franchisee's compliance with the conditions stated below, Franchisee shall open the Restaurant and commence business within one hundred twenty (120) days after the execution of this Agreement, unless Franchisee obtains an extension of such time period from Franchisor in writing or unless otherwise provided in a development agreement between Franchisor and Franchisee. Prior to opening, Franchisee shall complete all exterior and interior preparations for the Restaurant, including installation of equipment, fixtures, furnishings and signs, pursuant to the plans and specifications approved by Franchisor, and shall comply with all other pre-opening obligations of Franchisee, including but not limited to, those obligations described in Sections IV.A.1., VI.A.1. through VI.A.9., VII., VIII.A., IX.A. and XII.B. to Franchisor's satisfaction. If Franchisee fails to comply with any of such obligations, Franchisor shall have the right to prohibit Franchisee from commencing business. Franchisee's failure to open the Restaurant and commence business in accordance with the foregoing shall be deemed a material event of default under this Agreement.

VIII.   RESTAURANT OPERATIONS
        ---------------------
        A. Upon execution of this Agreement, Franchisee shall designate an individual to serve as the "Operating Principal" of the Restaurant. The Operating Principal shall, during the period that he serves as such, meet the following qualifications:

             1.   a.   If Franchisee is an individual, Franchisee shall
perform all obligations of the Operating Principal.

                  b. If Franchisee is a corporation, the Operating Principal shall, at all times during which he serves as Operating Principal, (i) directly or indirectly beneficially own at least fifty-one percent (51%) of the shares of each class of Franchisee's issued and outstanding capital stock and (ii) be entitled, under its governing documents and under any agreements among the shareholders, to cast a sufficient number of votes to require such corporation to take or omit to take any action which such corporation is required to take or omit to take under this Agreement.

                  c. If Franchisee is a partnership, the Operating Principal shall, at all times during which he serves as Operating Principal, (i) own at least a twenty-five percent (25%) interest in the operating profits and operating losses of the partnership as well as at least a twenty-five percent (25%) ownership interest in the partnership (and at least a fifty-one percent (51%) interest in the shares of each class of capital stock of any corporate general partner) and (ii) be entitled under its partnership agreement or applicable law to act on behalf of the partnership without the approval or consent of any other partner or be able to cast a sufficient number of votes to require the partnership to take or omit to take any action which the partnership is required to take or omit to take under this Agreement.

                  d. Except as may otherwise be provided in this Agreement, the Operating Principal's interest in Franchisee shall be and shall remain free of any pledge, mortgage, hypothecation, lien, charge, encumbrance, voting agreement, proxy, security interest or purchase right or options.

             2. In certain instances Franchisor may, based on the size and financial strength of Franchisee and/or the territory and number of Restaurants to be operated, modify or waive the above ownership requirements.

             3. If Franchisee operates only one (1) Restaurant, the Operating Principal shall devote full time and best efforts to the supervision and management of this Restaurant. In this case, the Operating Principal may also be the store manager and chef or kitchen manager, if agreed to by Franchisor. If Franchisee operates two (2) or more Restaurants, Franchisee shall appoint at least one (1) store manager per Restaurant (as determined by Franchisor) to carry out the day-to-day management and supervision of each such restaurant. Any such manager(s) shall be appointed in a timely manner in order to satisfy each manager's initial training obligations set forth in Section IX., shall meet Franchisor's educational, managerial and business standards and shall be approved in writing by Franchisor. In addition, any manager must devote full time and best efforts to the daily management and supervision of the Restaurant. The Operating Principal shall execute this Agreement as one of Franchisee's Principals and shall be individually, jointly and severally bound by all obligations of Franchisee, the Operating Principal and Franchisee's Principals hereunder.

             4. The Operating Principal and any manager shall meet any other of Franchisor's standards and criteria for such positions, as set forth in the Manuals or otherwise in writing by Franchisor.

             5. The Operating Principal and any manager shall satisfy the training requirements set forth in Section IX. If, during the term of this Agreement, the Operating Principal or any manager is not able to continue to serve in such capacity or no longer qualifies to act as such in accordance with this Section VIII., Franchisee shall promptly notify Franchisor and designate a replacement within thirty (30) days after the Operating Principal or manager ceases to serve, such replacement being subject to the same qualifications listed above. Franchisee shall provide for interim management of the Restaurant until such replacement is so designated, such interim management to be conducted in accordance with this Agreement. Any failure to comply with the requirements of this Section VIII.A.5. shall be deemed a material event of default under this Agreement.

        B. Franchisee shall retain such additional managers, chefs and other persons as Franchisor, in its reasonable discretion, deems necessary for the operation and management of the Restaurant. All such personnel shall satisfy Franchisor's educational and business criteria as provided to Franchisee in the Manuals or otherwise and shall be individuals acceptable to Franchisor. Such individuals shall satisfy the applicable training requirements in Section IX.

        C. Franchisee understands that compliance by all franchisees and developers operating under the System with Franchisor's training and operational requirements is an essential and material element of the System and that Franchisor and franchisees operating under the System consequently expend substantial time, effort and expense in training management personnel for their respective Restaurants. Accordingly, Franchisee agrees that if during the term of this Agreement, Franchisee shall employ in a managerial position any individual who is at the time or was at any time during the prior six (6) months employed in a managerial position by Franchisor or any of its subsidiaries or affiliates, including but not limited to individuals employed by Franchisor or ZuZu, Inc. to work in company-operated restaurants, or by any other franchisee or developer operating under the System, such former employer shall be entitled to be compensated for the reasonable costs and expenses, of whatever nature or kind, incurred by such employer in connection with the training of such employee. The parties agree that such expenditures may be uncertain and difficult to ascertain and therefore agree that the compensation specified herein reasonably represents such expenditures and is not a penalty. An amount equal to the annual compensation of such employee at the time of the termination of the individual's employment with such former employer shall be paid by Franchisee prior to such individual assuming such managerial position. In seeking any individual to serve in a managerial position with respect to the development or operation of the Restaurant, Franchisee shall not discriminate in any manner against any individual to whom the provisions of this Section VIII.C. apply, on the basis of the compensation required to be paid by Franchisee hereunder if Franchisee designates or employs such individual. The parties expressly acknowledge and agree that no current or former employee of Franchisor, its subsidiaries and affiliates, or of any franchisee or developer under the System shall be a third party beneficiary of this Agreement or any provision hereof, except for the covenant of Franchisee in the preceding sentence. Franchisor expressly disclaims any representations and warranties regarding the performance of any employee or former employee of Franchisor or its subsidiaries and affiliates, or any franchisee or developer operating under the System, who is employed by Franchisee in any capacity and Franchisor shall not be liable for any losses, of whatever nature or kind, incurred by Franchisee in connection therewith.

        D. Franchisee shall use the Restaurant premises solely for the operation of the franchised business, shall maintain business hours as provided for in the Manuals or as Franchisor may specify from time to time in writing and shall refrain from using or permitting the use of the premises for any other purpose or activity at any time without obtaining the prior written consent of Franchisor.

        E. Franchisor reserves the right to implement a food delivery service program in which Franchisor will designate a nonaffiliated third party to provide delivery services to customers of Franchisee. If Franchisor implements such a program, Franchisee is required to participate and to pay to Franchisor or its designee the costs and fees associated with such program. These costs and fees will generally be the same (per Restaurant) as that charged to other ZuZu franchisees participating in the same program.
Franchisor will provide Franchisee thirty (30) days notice prior to implementing such a program. In lieu of participation in such program, if required by Franchisor, Franchisee agrees to offer and provide delivery service to its customers, in accordance with the terms and conditions set forth in the Manuals. Franchisee agrees to execute an amendment to this Agreement concerning such delivery service, if required by Franchisor. The Manuals and such amendment will set forth any limits on Franchisee's delivery service (such as delivery time periods, area, identification of delivery vehicles and authorized drivers). If Franchisee is required to participate in such a program or offer such services, company-operated restaurants in Franchisee's local market area shall also participate in such program or offer such services.

        F. Franchisee agrees to maintain competent, conscientious and trained personnel to operate the Restaurant in accordance with this Agreement and the Manuals and to take such steps as are necessary to ensure that its employees preserve good customer relations, comply with such dress code as Franchisor may prescribe in the Manuals or otherwise and observe reasonable standards of grooming and cleanliness.

        G. Franchisee shall meet and maintain the highest health and safety standards and ratings applicable to the operation of the Restaurant.
Franchisee shall furnish to Franchisor, within three (3) days after receipt thereof, a copy of any inspection report, warning, citation, certificate, rating and any other document, of whatever nature or kind, issued by any federal, state, local or other administrative agency, instrumentality or other organization with respect to the health or safety conditions of the Restaurant.

        H. To ensure that the highest degree of quality and service is maintained, Franchisee shall operate the Restaurant in strict conformity with such methods, standards and specifications as Franchisor may from time to time prescribe in the Manuals or otherwise in writing. Franchisee further agrees:

             1. To offer for sale and sell at the Restaurant all menu items and other designated products and services required by Franchisor and to provide such products and services in the manner and style prescribed by Franchisor, including but not limited to dining-in, carry-out and delivery services;

             2. To sell and offer for sale only the menu items, products and services that have been expressly approved for sale in writing by Franchisor; to refrain from deviating from Franchisor's standards and specifications without Franchisor's prior written consent; and to discontinue selling and offering for sale any menu items, products or services which Franchisor may, in its discretion, disapprove in writing at any time;

             3. To maintain in sufficient supply and to use and sell at all times only such food and beverage items, ingredients, products, materials, supplies and paper goods that conform to Franchisor's standards and specifications; to prepare all menu items in accordance with Franchisor's recipes and procedures for preparation contained in the Manuals or other written directives, including but not limited to the prescribed measurements of ingredients; and to refrain from deviating from Franchisor's standards and specifications by the use or offer of non-conforming items or differing amounts of any items, without Franchisor's prior written consent;

             4. To permit Franchisor and its representatives and agents, at any reasonable time, to remove samples of food or non-food items from Franchisee's inventory or from the Restaurant, without payment therefor, in amounts reasonably necessary for testing by Franchisor or an independent laboratory to determine whether such samples meet Franchisor's then-current standards and specifications. In addition to any other remedies it may have under this Agreement, Franchisor may require Franchisee to bear the cost of such testing if the supplier of the item has not previously been approved by Franchisor or if the sample fails to conform with Franchisor's specifications; and

             5. To purchase or lease and install, at Franchisee's expense, all fixtures, furnishings, kitchen and dining room equipment, computer hardware and software, decor items and signs required by Franchisor, all of which must conform to Franchisor's standards and specifications as Franchisor may reasonably direct from time to time in the Manuals or otherwise in writing and to refrain from installing or permitting to be installed on or about the Restaurant premises, without Franchisor's prior written consent, any fixtures, furnishings, kitchen and dining room equipment, computer hardware and software, decor items, signs, games, vending machines or other items not previously approved by Franchisor. If any of the property described above is leased by Franchisee from a third party, such lease must be approved by Franchisor, in writing, prior to execution. Franchisor's approval shall be conditioned upon such lease containing a provision which permits any interest of Franchisee in the lease to be assigned to Franchisor upon the termination or expiration of this Agreement and which prohibits the lessor from imposing an assignment or related fee upon Franchisor in connection with such assignment.

        I. Except for those items which Franchisee is required to obtain from Franchisor or its designee, Franchisee shall obtain all food and beverage items, ingredients, supplies, equipment, computer hardware and software, materials and other products used or offered for sale at or from the Restaurant solely from suppliers (including manufacturers, distributors and other sources) who demonstrate, to the continuing reasonable satisfaction of Franchisor, the ability to meet Franchisor's then-current standards and specifications for such items, who possess adequate quality controls and capacity to supply Franchisee's needs promptly and reliably and who have been approved in writing by Franchisor prior to any purchases by Franchisee and have not thereafter been disapproved. Franchisor or any affiliate or subsidiary may be an approved supplier of certain items and products. If Franchisee desires to purchase, lease or use any products from an unapproved supplier Franchisee shall submit to Franchisor a written request for such approval or may request the supplier to do so. Franchisee shall not purchase or lease from any supplier until such supplier has been approved in writing by Franchisor. Franchisor shall have the right to require that its representatives and agents be permitted to inspect the supplier's facilities and that samples from the supplier be delivered either to Franchisor or to an independent laboratory designated by Franchisor for testing. A charge not to exceed the reasonable cost of the inspection and the actual cost of the test shall be paid by Franchisee or the supplier. Franchisor reserves the right, at its option, to re-inspect from time to time the facilities and products of any such approved supplier and to revoke its approval upon the supplier's failure to continue to meet any of Franchisor's then-current criteria. Nothing above shall require Franchisor to approve any particular supplier.

        J. Franchisee acknowledges and agrees that Franchisor may develop for use in the System certain products which are prepared from highly confidential secret recipes and which are trade secrets of Franchisor. Because of the importance of quality and uniformity of production and the significance of such products in the System, it is to the mutual benefit of the parties that Franchisor closely control the production and distribution of such products. Accordingly, Franchisee agrees that if such products become a part of the System, Franchisee shall use only Franchisor's secret recipe products and shall purchase solely from Franchisor or from a source designated by Franchisor all of Franchisee's requirements for such products.

        K. Franchisee shall enter into a software license agreement with Franchisor in substantially the form attached as Attachment E for the license of certain computer software for the operation of the Restaurant.

        L. Franchisor will make available at a reasonable cost and, at its option will require Franchisee and other franchisees in Franchisee's local market area to purchase from Franchisor for resale to Franchisee's customers certain promotional merchandise identifying the System such as T-shirts, sweatshirts, caps and watches, in amounts necessary to meet Franchisee's customer demand.

        M. Franchisee shall require all advertising and promotional materials, signs, decorations, paper goods (including menus and all forms and stationery used in the franchised business) and other items which may be designated by Franchisor to bear the Proprietary Marks in the form, color, location and manner prescribed by Franchisor.

        N. Franchisee shall, at Franchisee's sole cost and expense, maintain the Restaurant in the highest degree of sanitation, repair and condition and in conformity with the standards, specifications and requirements of the System, as may be designated by Franchisor from time to time. Franchisee specifically agrees to repair or replace, at Franchisee's cost and expense, equipment (including computer hardware and software, except as may be provided in the software license agreement executed pursuant to Section VIII.K.), signs, interior and exterior decor items, fixtures, furnishings, supplies and other products and materials required for the operation of the Restaurant as necessary or desirable and to obtain, at Franchisee's cost and expense, any new or additional equipment, fixtures, supplies and other products and materials which may be reasonably required by Franchisor for Franchisee to offer and sell new menu items from the Restaurant or to provide the Restaurant's services by alternative means, such as through carry-out or delivery arrangements. Except as may be expressly provided in the Manuals, no alterations or improvements or changes of any kind in design, equipment, signs, interior or exterior decor items, fixtures or furnishings shall be made in or about the Restaurant or its premises without the prior written approval of Franchisor.

        O. To assure the continued success of the Restaurant, Franchisee shall, upon the request of Franchisor, modernize the Restaurant premises, equipment (including computer hardware and software), signs, interior and exterior decor items, fixtures, furnishings, supplies and other products and materials required for the operation of the Restaurant, to Franchisor's then-current standards and specifications; provided, however, that Franchisee shall not be required to modernize the Restaurant more than once during the initial term of this Agreement. Franchisee's obligations under this Section VIII.O. are in addition to, and shall not relieve Franchisee from, any of its other obligations under this Agreement, including those contained in the Manuals.

        P. Franchisee hereby grants Franchisor and its representatives and agents the right to enter upon the Restaurant premises at any time for the purpose of conducting inspections of the Restaurant and its operation and Franchisee shall cooperate with Franchisor's representatives and agents by rendering such assistance as they may reasonably request and, upon notice from Franchisor or its representatives and agents and without limiting Franchisor's other rights under this Agreement, Franchisee shall take such steps as may be necessary to correct immediately any deficiencies detected during any such inspection. Should Franchisee fail to correct such deficiencies within a reasonable time as determined by Franchisor, Franchisor shall have the right (without, however, any obligation), to correct such deficiencies and to charge Franchisee a reasonable fee for Franchisor's expenses in so acting, payable by Franchisee immediately upon demand.

        Q. Upon the execution of this Agreement or at any time thereafter, Franchisee shall, at the option of Franchisor, execute such forms and documents as Franchisor deems necessary to appoint Franchisor its true and lawful agent and attorney-in-fact with full power and authority for the sole purpose of assigning to Franchisor all rights to the telephone numbers of the Restaurant and any related and other business listings upon the termination or expiration of this Agreement as required under Section XVII.F.

        R. Upon execution of this Agreement or at any time thereafter, Franchisee shall, at the option of Franchisor, execute such forms and documents as Franchisor deems necessary to appoint Franchisor its true and lawful agent and attorney-in-fact with full power and authority for the sole purpose of obtaining any and all returns and reports filed by Franchisee with any state and federal tax authority.

        S. Franchisee shall comply with all other requirements set forth in this Agreement.

IX.     TRAINING
        --------
        Franchisee agrees that it is necessary to the continued operation of the System and the Restaurant that Franchisee, the Operating Principal, any managers and chefs of the Restaurant and other Restaurant personnel receive the training as specified in the Manuals or as Franchisor may otherwise require and accordingly agrees as follows:

        A.   1.   Not later than seven (7) days prior to the Opening Date, the
Operating Principal, one (1) store manager, one (1) chef or kitchen manager and one (1) tortilla maker shall attend and complete, to Franchisor's satisfaction, Franchisor's initial training program. Training shall be conducted at Franchisor's corporate training center and at a company-operated restaurant or such other location designated by Franchisor. Franchisor shall determine, in its sole discretion, whether the Operating Principal and each manager, chef and tortilla maker have satisfactorily completed initial training. If the training program is not satisfactorily completed by the Operating Principal, any manager, chef or tortilla maker, or if Franchisor, in its reasonable business judgment based upon the performance of such person(s), determines that the training program cannot be satisfactorily completed by all such person(s), Franchisee shall immediately designate a replacement to complete such initial training.

             2. Without limiting Franchisor's right to terminate this Agreement pursuant to Section XVI.C., if the initial training program is not satisfactorily completed by any replacement Operating Principal or manager (or the initial Operating Principal or manager if no replacement is designated) or if Franchisor determines that the training program cannot be satisfactorily completed by such person(s), as set forth above, Franchisor may, in its sole discretion, terminate this Agreement effective immediately upon notice to Franchisee. In the event of such termination, Franchisor will return to Franchisee the initial franchise fee actually paid by Franchisee to Franchisor, less thirty percent (30%) of the initial franchise fee required under Section IV.A.1. and less any expenses incurred by Franchisor in providing Franchisee with any services under this Agreement as of the effective date of termination.

             3. Franchisor shall provide instructors and training materials for the initial training program at no additional charge to Franchisee. Any successor or replacement Operating Principal, store manager and chef/kitchen manager shall, and any additional Restaurant personnel may be required by Franchisor to attend and complete, to Franchisor's satisfaction, Franchisor's initial training program. Franchisor reserves the right to impose a training fee for any such additional initial training programs. Franchisee shall be responsible for any and all expenses incurred by Franchisee or the Operating Principal, any managers and chefs and other Restaurant personnel in connection with any initial training program including, without limitation, costs of travel, lodging, meals and wages.

        B. Franchisee, the Operating Principal and any managers and chefs may attend such additional or remedial training programs and seminars as Franchisor may offer from time to time. At Franchisor's discretion such training (including on-site remedial training) shall be mandatory for such individuals and any other Restaurant personnel required by Franchisor. For all such training, Franchisor will provide the instructors and training materials; however, Franchisor reserves the right to impose a reasonable fee for such training, including costs of travel, lodging, meals and wages for Franchisor's representatives. Franchisee shall be responsible for any and all expenses incurred by Franchisee, the Operating Principal, Franchisee's managers and chefs and other Restaurant personnel in connection with such additional training including, without limitation, costs of travel, lodging, meals and wages.

        C. In connection with the opening of the Restaurant, Franchisor shall make available to Franchisee one (1) trained representative of Franchisor to provide on-site training, supervision and consultation for a period of time not to exceed five (5) days occurring before and after the Opening Date of the Restaurant. Franchisor's representative will be provided at no expense to Franchisee; provided, however, with respect to any replacement Restaurant established by Franchisee pursuant to any development agreement between Franchisor and Franchisee or in accordance with this Agreement as a result of a Force Majeure event (as defined in Section XXII.), Franchisor may charge a reasonable fee for such opening services, including costs of travel, lodging, meals and wages for such representative. Except as otherwise provided, Franchisee shall be responsible for training all Restaurant personnel other than the Operating Principal, store manager, chef or kitchen manager and tortilla maker in accordance with the specifications and standards regarding such training described in the Manuals or otherwise in writing by Franchisor.

        D.   1.   Franchisee may train its Operating Principal, managers,
chefs and other personnel designated by Franchisor in the Manuals or otherwise in writing if (i) Franchisor so requests or permits, (ii) Franchisor has first certified Franchisee's Training Unit Manager (defined below), (iii) Franchisee has been operating a Restaurant for at least eighteen (18) months and has at least one (1) Restaurant open and operating, (iv) the training program, including the facility at which the training program is conducted and the Training Unit Manager, have been and remain certified by Franchisor, and (iv) Franchisee satisfies any other criteria for certified training set forth by Franchisor in the Manuals or otherwise in writing.

             2. Upon Franchisor's written request, or upon Franchisee's written request and Franchisor's written consent, Franchisee must designate a person acceptable to Franchisor to act as Franchisee's training unit manager ("Training Unit Manager") who, in order to be certified to fulfull the duties of the Training Unit Manager, must complete Franchisor's management training program to Franchisor's satisfaction. Franchisee also must require its Training Unit Manager to attend recertification training as Franchisor determines. Franchisor may hold the recertification classes in one or more locations and for the period which Franchisor determines. Franchisee shall pay all of the expenses of the Training Unit Manager and any other personnel of Franchisee designated by Franchisor for the management training program and recertification classes.

             3. Franchisor may restrict the type of trainee that the Training Unit Manager trains and the duties of the Training Unit Manager and may require the Training Unit Manager to attend additional training to be certified to train certian of Franchisee's personnel. Franchisor may, in its sole discretion, require any of Franchisee's personnel at Franchisee's expense to attend the initial, remedial or additional training programs which Franchisor conducts at its corporate training center or at any other location.

             4. The Training Unit Manager may use only training materials provided by Franchisor for training Franchisee's personnel, unless Franchisee first has submitted the materials to Franchisor for its review and Franchisor has approved the materials in writing. Franchisor has the right to withhold approval on any training materials for which Franchisee has requested approval and to deny the use of any training materials Franchisor previously has approved. Any training materials which Franchisee or its personnel develop will be the sole property of Franchisor, and Franchisor may use the materials and permit other franchisees to use the materials without any payment to Franchisee.

             5. The Training Unit Manager may train Franchisee's personnel only at a training facility that Franchisor has certified for training. Franchisor will grant the approval if the facility meets Franchisor's specifications for training facilities as Franchisor, in its sole discretion, prescribes in the Manuals or otherwise in writing, and Franchisor provides its written consent to Franchisee.

             6. If the proposed Training Unit Manager does not complete Franchisor's management training program to Franchisor's satisfaction or if the Training Unit Manager ceases to be an employee of Franchisee, Franchisee must promptly designate a proposed replacement Training Unit Manager who is acceptable to Franchisor and who must, before taking on his responsibilities, attend and complete Franchisor's management training program to Franchisor's satisfaction and be certified by Franchisor. Franchisee shall pay all expenses for the replacement Training Unit Manager and other replacement personnel of Franchisee designated by Franchisor.

        E. In addition to the above, Franchisor may require Franchisee to allow Franchisor to use Franchisee's restaurant facilities for an in-store franchisee training center. In such event, Franchisor will use its best efforts to minimize any interruption to Franchisee's normal business operations. Franchisor shall pay Franchisee its then-current fee for such services, which shall not be less than $250.00 per franchisee that is trained at Franchisee's Restaurant.

DO      PROPRIETARY MARKS
        -----------------
        A.   Franchisor hereby licenses Franchisee to use the Proprietary
Marks during the term of this Agreement in accordance with the System and the related standards and specifications, as prescribed by the Franchisor from time to time, which underlie the goodwill associated with and symbolized by the Proprietary Marks.

        B. With respect to Franchisee's licensed use of the Proprietary Marks pursuant to this Agreement, Franchisee agrees that:

             1. Franchisee shall use only the Proprietary Marks designated by Franchisor and shall use them only in the manner authorized and permitted by Franchisor. Any unauthorized use of the Proprietary Marks shall constitute an infringement of Franchisor's rights and a material event of default under
Section XVI. of this Agreement;

             2. Franchisee shall use the Proprietary Marks only for the operation of the Restaurant and only at its authorized location or in advertising related to the Restaurant and only during the term of this Agreement. Franchisee expressly agrees to cease use of the Proprietary Marks after the termination or expiration of this Agreement and shall take appropriate action to remove the Proprietary Marks from the Restaurant premises and to cancel any advertising relating to Franchisee's use of the Proprietary Marks, including Yellow Pages listings;

             3. Unless otherwise authorized or required by Franchisor, Franchisee shall operate and advertise the franchised business only under the name ZuZu Handmade Mexican Food(-Registered Mark-) without prefix or suffix;

             4. During the term of this Agreement, Franchisee shall identify itself as the owner of the franchised business (a) in conjunction with any use of the Proprietary Marks, including, but not limited to, uses on invoices, order forms, receipts and contracts and (b) in a notice of such content and form and at such conspicuous locations on the Restaurant premises as Franchisor may designate in writing;

             5. Franchisee shall not use the Proprietary Marks to incur any obligation or indebtedness on behalf of Franchisor;

             6. Franchisee shall not use the Proprietary Marks as part of its corporate or other legal name;

             7. Franchisee shall comply with Franchisor's instructions in filing and maintaining any requisite trade name or fictitious name registrations and shall execute any documents deemed necessary by Franchisor or its counsel to obtain protection for the Proprietary Marks or to maintain their continued validity and enforceability; and

             8. Franchisee shall immediately notify Franchisor of any infringement or challenge to its use of any of the Proprietary Marks or claim by any person of any rights in any of the Proprietary Marks. Franchisee and Franchisee's Principals agree that they will not communicate with any person other than Franchisor and Franchisor's counsel in connection with any such infringement, challenge or claim. Franchisor shall have sole discretion to take such action as it deems appropriate and the right to exclusively control any litigation, or Patent and Trademark Office or other proceeding, arising out of any infringement, challenge or claim or otherwise relating to any of the Proprietary Marks. Franchisee agrees to execute any and all instruments and documents, render such assistance and do such acts and things as may, in the opinion of Franchisor's counsel, be necessary or advisable to protect and maintain Franchisor's interests in any such litigation or Patent and Trademark Office or other proceeding, or to otherwise protect and maintain Franchisor's interest in the Proprietary Marks. Franchisor will indemnify Franchisee against and reimburse Franchisee for all damages for which Franchisee is held liable in any proceeding arising out of Franchisee's use of any of the Proprietary Marks, provided that the conduct of Franchisee and Franchisee's Principals with respect to such proceeding and use of the Proprietary Marks is in compliance with the terms of this Agreement.

        C.   Franchisee expressly understands and acknowledges that:

             1. ZuZu, Inc. is the owner of all right, title and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them;

             2. Franchisor has the right to use and grant licenses to use the Proprietary Marks to franchisees in connection with the operation of businesses under the System;

             3. The Proprietary Marks are valid and serve to identify ZuZu, Inc. and Franchisor as the source of origin of goods and services provided under them;

             4. Franchisee shall not directly or indirectly contest the validity of ZuZu, Inc.'s or Franchisor's ownership or interest in or validity of the Proprietary Marks;

             5. Franchisee's use of the Proprietary Marks under this Agreement does not give Franchisee any ownership or other interest in or to the Proprietary Marks, except the license granted by this Agreement;

             6. Any and all goodwill arising from Franchisee's use of the Proprietary Marks in its franchised business under this Agreement shall inure solely and exclusively to Franchisor's benefit, and upon the expiration or termination of this Agreement and the license herein granted, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of the System or the Proprietary Marks;

             7. The right and license of the Proprietary Marks granted hereunder to Franchisee is nonexclusive and Franchisor and ZuZu, Inc. thus have and retain the following rights, among others, subject only to the limitations of Section I.:

                  a. To grant other licenses for use of the Proprietary Marks, in addition to those licenses already granted to existing franchisees;

                  b. To develop and establish other systems using the Proprietary Marks or other names or marks and to grant licenses or franchises thereto without providing any rights to Franchisee; and

                  c. To engage, directly or indirectly, through its employees, representatives, licensees, assigns, agents and others, at wholesale, retail or otherwise, in (1) the production, distribution, license and sale of products and services and (2) the use in connection with such production, distribution and sale, of the Proprietary Marks and any and all trademarks, trade names, service marks, logos, insignia, slogans, emblems, symbols, designs and other identifying characteristics as may be developed or used from time to time by Franchisor; and

             8. Franchisor reserves the right to add or substitute different trade names, service marks, trademarks, symbols, logos, emblems and indicia of origin for the Proprietary Marks for use in identifying the System and the businesses operating thereunder if Franchisor's currently owned Proprietary Marks no longer can be used, or if Franchisor, in its sole discretion, determines that the addition or substitution of different trade names, service marks, trademarks, symbols, logos, emblems and indicia of origin will be beneficial to the System. In such event, Franchisor may require Franchisee to discontinue or modify Franchisee's use of any of the Proprietary Marks or to use one or more additional or substitute trade names, service marks, trademarks, symbols, logos, emblems and indicia of origin. Franchisor shall reimburse Franchisee for its direct out-of-pocket expenses incurred in such change up to a maximum amount of two thousand dollars ($2,000).

XI.     CONFIDENTIAL FRANCHISE OPERATING PROCEDURES MANUALS
        ---------------------------------------------------
        A. Franchisee shall receive one (1) set of the Manuals on loan from Franchisor and shall retain such set of the Manuals, or any replacement, for so long as this Agreement remains in effect. One (1) set of the Manuals shall be provided at no expense to Franchisee, however, Franchisor will charge Franchisee a replacement fee of five thousand dollars ($5,000) for any replacement Manual provided to Franchisee.

        B. To protect the reputation and goodwill of Franchisor and to maintain high standards of operation under Franchisor's Proprietary Marks, Franchisee shall conduct its business in accordance with the Manuals, other written directives which Franchisor may issue to Franchisee from time to time whether or not such directives are included in the Manuals, and any other manuals and materials created or approved for use in the operation of the franchised business.

        C. Franchisee and Franchisee's Principals shall at all times treat the Manuals, any written directives of Franchisor, and any other manuals and materials, and the information contained therein, as confidential and shall maintain such information as secret and confidential in accordance with
Section XII. Franchisee and Franchisee's Principals shall not at any time copy, duplicate, record or otherwise reproduce these materials, in whole or in part, or otherwise make the same available to any unauthorized person.

        D. The Manuals, written directives, other manuals and materials and any other confidential communications provided or approved by Franchisor shall at all times remain the sole property of Franchisor, shall at all times be kept in a secure place on the Restaurant premises and shall be returned to Franchisor immediately upon request or upon termination or expiration of this Agreement.

        E. The Manuals, any written directives and any other manuals and materials issued by Franchisor and any modifications to such materials shall supplement this Agreement.

        F. Franchisor may from time to time revise the contents of the Manuals and the contents of any other manuals and materials created or approved for use in the operation of the franchised business. Franchisee expressly agrees to comply with each new or changed standard.

        G. Franchisee shall at all times ensure that the Manuals are kept current and up to date. In the event of any dispute as to the contents of the Manuals, the terms of the master copy of the Manuals maintained by Franchisor at Franchisor's corporate office shall control.

XII.    CONFIDENTIAL INFORMATION
        ------------------------
        A. Franchisee and each of Franchisee's Principals shall not, during the term of this Agreement and thereafter, communicate or divulge to, or use for the benefit of, any other person(s), partnership, association or corporation any confidential information, knowledge or know-how concerning the methods of operation of the franchised business which may be communicated to Franchisee or any of Franchisee's Principals or of which they may be apprised by virtue of Franchisee's operation of the franchised business under this Agreement. Franchisee and each of Franchisee's Principals shall divulge such confidential information only to Franchisee's Principals and manager(s) of the Restaurant and such other Restaurant personnel as must have access to it to operate the franchised business. Any and all information, knowledge, know-how and techniques used in or related to the System which Franchisor communicates to Franchisee or Franchisee's Principals including, but not limited to, the Manuals, recipes, plans and specifications, marketing information and strategies and site evaluation and selection guidelines and techniques shall be deemed confidential for purposes of this Agreement. Neither Franchisee nor Franchisee's Principals shall at any time, without Franchisor's prior written consent, copy, duplicate, record or otherwise reproduce such materials or information, in whole or in part, nor otherwise make the same available to any unauthorized person. The covenant in this Section XII.A. shall survive the expiration, termination or transfer of this Agreement or any interest herein and shall be perpetually binding upon Franchisee and each of Franchisee's Principals.

        B. At Franchisor's request, Franchisee shall require any Restaurant personnel of Franchisee and any holder of a beneficial interest of less than one percent (1%) in any class of securities of Franchisee and any corporation directly or indirectly controlling Franchisee, if Franchisee is a corporation (or of any corporate general partner and any corporation directly or indirectly controlling a general partner of Franchisee, or from any limited partner, if Franchisee is a partnership), having access to any confidential information of Franchisor to execute covenants that they will maintain the confidentiality of the information they receive in connection with their relationship with Franchisee. Such covenants shall be substantially in the form contained in Attachment D.

        C. If Franchisee or Franchisee's Principals develop any new concept, process or improvement in the operation or promotion of the Restaurant, Franchisee agrees to promptly notify Franchisor and provide Franchisor with all necessary related information, without compensation. Franchisee and Franchisee's Principals acknowledge that any such concept, process or improvement shall become the property of Franchisor and Franchisor may use or disclose such information to other franchisees or developers as it determines to be appropriate.

        D. Franchisee and Franchisee's Principals acknowledge that any failure to comply with this Section XII. shall constitute a material event of default under Section XVI. and will cause Franchisor irreparable injury for which no adequate remedy at law may be available, and Franchisee and Franchisee's Principals accordingly consent to the issuance of an injunction(s) prohibiting any conduct by Franchisee or any of Franchisee's Principals in violation of this section. Franchisee and Franchisee's Principals agree to pay all expenses (including court costs and reasonable legal fees) incurred by Franchisor in enforcing this section (including obtaining specific performance, injunctive relief or any other equitable or other remedy available to Franchisor for any violation of this section).

XIII.   ACCOUNTING AND RECORDS
        ----------------------
        A. Franchisee shall maintain during the term of this Agreement and shall preserve for at least three (3) years from the dates of their preparation full, complete and accurate books, records and accounts including but not limited to sales slips, coupons, purchase orders, purchase invoices, payroll records, check stubs, bank statements, sales tax records and returns, cash receipts and disbursements, journals and ledgers in accordance with generally accepted accounting principles and in the form and manner prescribed by Franchisor from time to time in the Manuals or in other written directives.

        B. Franchisee shall conduct all financial reporting concerning the Restaurant in accordance with the accounting methods, principles and practices prescribed by Franchisor for the accounting periods prescribed by Franchisor in the Manuals or otherwise in writing. During the term of this Agreement, Franchisee shall, at its expense, complete and submit to Franchisor on a continuous basis each of the following reports at the time set forth below and in the form prescribed by Franchisor in the Manuals or in other written directives:

             1.   A Statement of Gross Sales and Fees in accordance with
Section IV.B. on or before the second Monday following each Sales Period;

             2. An advertising expenditure report consisting of invoices or other documents which accurately reflect Franchisee's expenditures for Local Advertising for the preceding calendar quarter within ten (10) days following the end of such calendar quarter;

             3. A monthly balance sheet and a monthly and fiscal year-to-date profit and loss statement for the franchised business and copies of all state sales tax returns and employee payroll tax returns for the franchised business, within thirty (30) days after the end of each month of Franchisee's fiscal year;

             4. A balance sheet, income statement and statement of changes in financial position for the franchised business, prepared in accordance with generally accepted accounting principles, dated as of the end of Franchisee's fiscal year, and copies of Form W-2 printouts for each employee, within sixty
(60) days after the end of Franchisee's fiscal year; and

             5. Such other forms, reports, graphs, information and data as Franchisor may reasonably request, in the form and at the times specified in the Manuals or other written directives.

        C. Any unaudited financial statement(s) allowed or required by Franchisor shall be signed by Franchisee or by Franchisee's President attesting that it is true, complete and correct.

        D. Franchisor or its designees shall have the right at all reasonable times to examine and copy, at Franchisor's expense, the books, records and tax returns of Franchisee. Franchisor shall also have the right, at any time, to have an independent audit made of the books of Franchisee. If any audit reveals that Franchisee has understated Gross Sales in any report or statement, then Franchisee shall immediately pay Franchisor the additional amount of fees owing as a result of such understatement, together with interest as provided in Section IV.B. If an audit reveals that Gross Sales have been understated in any report or statement by two percent (2%) or more, Franchisee shall additionally pay and reimburse Franchisor for all costs of the audit, including, without limitation, travel, lodging, meals and wage expenses and reasonable accounting and legal fees. These remedies shall be in addition to any other remedies Franchisor may have at law or in equity. If, however, any inspection reveals that Franchisee has overstated Gross Sales and that Franchisee has therefore overpaid any fees, the amount of the overpayment, without interest, shall be credited toward Franchisee's future fees or payment on future invoices. If Franchisee is at any time required to furnish any lender, lessor, government agency or other person audited financial statements with respect to the franchised business, Franchisee shall concurrently furnish Franchisor a copy of such audited financial statements.

        E. Franchisee hereby authorizes (and agrees to execute any other documents deemed necessary to effect such authorization) all banks, financial institutions, businesses, suppliers, manufacturers, contractors, vendors and other persons or entities with which Franchisee does business to disclose to Franchisor any requested financial information in their possession relating to Franchisee or the Restaurant. Franchisee authorizes Franchisor to disclose data from Franchisee's reports, if Franchisor determines, in its sole discretion, that such disclosure is necessary or advisable, which disclosure may include disclosure to prospective or existing franchisees or other third parties.

        F. Notwithstanding any forms and documents which may have been executed by Franchisee under Section VIII.R., Franchisee hereby appoints Franchisor its true and lawful attorney-in-fact with full power and authority, for the sole purpose of obtaining any and all returns and reports filed by Franchisee with any state and/or federal tax authority. This power of attorney shall survive the expiration or termination of this Agreement.

        G. On Franchisor's request, Franchisee agrees to provide Franchisor with (i) information regarding start-up costs for the Restaurant and costs relating to the Restaurant's initial operations (a minimum of three months),
(ii) Franchisee's home address and telephone number and (iii) any other information reasonably deemed necessary by Franchisor to comply with applicable federal or state disclosure requirements.

XIV.    INSURANCE
        ---------
        A. Franchisee shall obtain within thirty (30) days after the execution of this Agreement and shall maintain in full force and effect at all times during the term of this Agreement at Franchisee's expense, an insurance policy or policies protecting Franchisee and Franchisor and its subsidiaries, affiliates, successors and assigns and their respective officers, directors, shareholders, partners, employees, servants, independent contractors, representatives and agents, against any demand or claim with respect to personal injury, death or property damage or any loss, liability or expense arising out of or occurring upon or in connection with the condition, operation, use or occupancy of the franchised business.

        B. Such policy or policies shall be written by a responsible carrier or carriers acceptable to Franchisor (e.g., with a Best's Insurance Guide rating of "A" or better) and shall include, at a minimum (except as additional coverage may reasonably be specified by Franchisor from time to time), in accordance with standards and specifications set forth in the Manuals or otherwise in writing, the following:

             1. Bodily injury and property damage insurance, with a minimum aggregate coverage of $1,000,000 and a minimum per occurrence coverage of $500,000, and all risk replacement cost insurance covering contents, awnings, signs and glass.

             2. Products liability insurance with a minimum aggregate coverage of $1,000,000.

             3. If Franchisee sells any alcoholic beverage from the Restaurant, liquor liability insurance with a minimum per occurrence coverage of $1,000,000.

             4. An umbrella policy providing coverage with limits of not less than $1,000,000.

             5. Medical payment, crime (inside/outside) and employee dishonesty insurance with minimum per occurrence coverage of $5,000, $5,000 and $15,000, respectively.

             6. Business interruption insurance to cover Franchisee's loss of revenues and ongoing expenses and to cover any amounts due and owing to Franchisor under the Franchise Agreement or any other agreement between Franchisee and Franchisor or its subsidiaries or affiliates, in an amount not less than $30,000 per month for a minimum of three (3) months.

             7. Worker's compensation insurance in amounts provided by applicable law or, if permissible under applicable law, any legally appropriate alternative providing substantially similar compensation for injured workers satisfactory to Franchisor, provided that Franchisee (i) maintains an excess indemnity or "umbrella" policy covering employer's liability and/or a medical/disability policy covering medical expenses for on the job accidents, which policy or policies shall contain such coverage amounts as Franchisee and Franchisor shall mutually agree upon and (ii) conducts and maintains a risk management and safety program for its employees as the Franchisee and Franchisor shall mutually agree is appropriate. Such policies shall also include a waiver of subrogation in favor of Franchisor and its directors, officers, shareholders, partners, employees, servants, representatives and agents.

             8. Automobile liability coverage, including coverage of owned, non-owned and hired vehicles with coverage in amounts not less than $1,000,000 aggregate and $500,000 per occurrence.

             9. Any insurance which may be required by statute or rule of the state or locality in which the franchised business will be operated.

        C. Franchisee may, with the prior written consent of Franchisor, elect to have reasonable deductibles in connection with the coverage required under Sections XIV.B.1. and XIV.B.7.

        D. In connection with any construction, renovation, refurbishment or remodeling of the Restaurant, Franchisee or its approved contractor shall maintain Builder's All Risks insurance and performance and completion bonds in forms and amounts, and written by a carrier or carriers, reasonably satisfactory to Franchisor.

        E. Franchisee's obligation to obtain and maintain the above policy or policies in the amounts specified by Franchisor shall not be limited in any way by any insurance which may be maintained by Franchisor, nor shall Franchisee's performance of that obligation relieve it of liability under the indemnity provisions set forth in Section XX.D.

        F. All public liability, property damage, motor vehicle liability and business interruption policies shall contain a provision that Franchisee's insurance coverage shall be primary to any coverage maintained by Franchisor and Franchisor shall be entitled to recover under Franchisee's policies for any loss occasioned to Franchisor, its subsidiaries, affiliates, successors and assigns, and their respective officers, directors, shareholders, partners, employees, servants, representatives, independent contractors and agents, for whatever reason.

        G. Within thirty (30) days after the execution of this Agreement and, thereafter, at least sixty (60) days prior to the expiration of any such policy, Franchisee shall deliver to Franchisor certificates of insurance and, if requested by Franchisor, copies of the applicable insurance policies evidencing the proper coverage with limits not less than those required hereunder. All insurance policies and certificates required under this Agreement, except for workers' compensation, shall name Franchisor, its subsidiaries, affiliates, successors and assigns and their respective partners, officers, directors, shareholders, representatives, agents, independent contractors and employees as additional insureds and shall expressly provide that any interest of same therein shall not be affected by any breach by Franchisee of any policy provisions. In addition, all insurance policies and certificates shall expressly provide that no less than thirty (30) days' prior written notice shall be given to Franchisor in the event of a material alteration to or cancellation of the policies.

        H. Should Franchisee, for any reason, fail to obtain or maintain the insurance required by this Agreement, as such requirements may be revised from time to time by Franchisor in the Manuals or otherwise in writing, Franchisor shall have the right (without, however, any obligation) immediately to obtain such insurance and to charge same to Franchisee, which charges, together with a reasonable fee for Franchisor's expenses, shall be payable by Franchisee immediately upon notice. These remedies shall be in addition to any other remedies at law or in equity that Franchisor may have.

XV.     TRANSFER OF INTEREST
        --------------------
        A.   Transfer by Franchisor:
             ----------------------
             Franchisor shall have the right to transfer or assign this Agreement and all or any part of its rights or obligations hereunder to any person or legal entity without Franchisee's consent. Specifically, and without limitation to the foregoing, Franchisee expressly affirms and agrees that Franchisor may sell its assets, the Proprietary Marks or the System to a third party; may merge, acquire other corporations or be acquired by another corporation; may undertake a refinancing, recapitalization, leveraged buyout or other economic or financial restructuring; and, with regard to any or all of the above sales, assignments and dispositions, Franchisee expressly and specifically waives any claims, demands or damages arising from or related to the loss of the Proprietary Marks or the System against Franchisor under this Agreement. Nothing contained in this Agreement shall require Franchisor to remain in the business of operating or licensing the operation of ZuZu Handmade Mexican Food(-Registered Mark-) restaurants or other restaurants or to offer any services or products, whether or not bearing the Proprietary Marks, to Franchisee, if Franchisor exercises its rights hereunder to assign its rights in this Agreement.

        B.   Transfer by Franchisee:
             ----------------------
             1. Franchisee and Franchisee's Principals understand and acknowledge that the rights and duties set forth in this Agreement are personal to Franchisee and that Franchisor has granted this franchise in reliance on the business skill, financial capacity and personal character of Franchisee and Franchisee's Principals. Accordingly, neither Franchisee nor any successor or assign to any part of Franchisee's interest in this Agreement or the franchised business, nor any individual, partnership, corporation or other entity which directly or indirectly has or owns any interest in this Agreement, in the franchised business or in Franchisee shall sell, assign, transfer, convey, give away, pledge, mortgage or otherwise encumber any direct or indirect interest in this Agreement, in the franchised business or in Franchisee without the prior written consent of Franchisor; provided, however, that Franchisor's prior written consent shall not be required for a transfer of less than a one percent (1%) interest in a publicly-held corporation. For purposes of this Agreement, a publicly-held corporation is a corporation whose securities are registered under Section 12 of the Securities Exchange Act of 1934, as amended, or a corporation subject to the requirements of Section 15(d) of the Securities Exchange Act, as amended. Any purported assignment or transfer, by operation of law or otherwise, not having the written consent of Franchisor required by this Section XV. shall be null and void and shall constitute a material event of default under this Agreement, for which Franchisor may then terminate this Agreement without opportunity to cure pursuant to Section XVI.

             2. Franchisor shall not unreasonably withhold its consent to a transfer of any interest in Franchisee, in the franchised business or in this Agreement; however, Franchisor may, in its sole discretion, require any or all of the following as conditions of its approval to any such transfer:

                  a. All of Franchisee's accrued monetary and other outstanding obligations to Franchisor and its subsidiaries and affiliates arising under this Agreement or any other agreement between Franchisee and Franchisor or its subsidiaries or affiliates shall have been satisfied in a timely manner and Franchisee shall have satisfied all trade accounts and other debts, of whatever nature or kind, in a timely manner;

                  b. Franchisee is not in default of any provision of this Agreement or any other agreement between Franchisee and Franchisor or its subsidiaries or affiliates;

                  c. The transferor and its principals, as applicable, shall have executed a general release, in a form prescribed by Franchisor, of any and all claims against Franchisor and its subsidiaries and affiliates and their respective officers, directors, shareholders, partners, employees, servants, representatives and agents, in their corporate and individual capacities, including, without limitation, claims arising under this Agreement and any other agreement between Franchisee and Franchisor or its subsidiaries or affiliates and federal, state and local laws, rules and ordinances;

                  d. The transferee shall enter into a written agreement, in a form prescribed by Franchisor, assuming full, unconditional, joint and several liability for and agreeing to perform from the date of the transfer, all obligations, covenants and agreements of Franchisee contained in this Agreement; and if transferee is a corporation or partnership, transferee's shareholders, partners or other investors, as applicable, shall also execute such agreement as principals of the transferee, including a guaranty of Franchisee's obligations contained in this Agreement;

                  e. The transferee shall demonstrate to Franchisor's satisfaction that the transferee meets the criteria which Franchisor considers when reviewing a prospective franchisee's application for a franchise including Franchisor's educational, managerial and business standards, transferee's good moral character, business reputation and credit rating, the transferee's aptitude and ability to conduct the franchised business (as may be evidenced by prior related business experience or otherwise), the transferee's financial resources and capital and the geographic proximity of other Restaurants operated by the transferee and territories with respect to which transferee is obligated to develop Restaurants pursuant to any development agreement between Franchisor and the transferee, in relation to the Restaurant;

                  f. The transferee shall execute for a term ending on the expiration date of this Agreement and with such renewal term as may be provided by this Agreement, the form of franchise agreement then being offered to new System franchisees and other ancillary agreements as Franchisor may require for the franchised business, which agreements shall supersede this Agreement and its ancillary documents in all respects and the terms of which agreements may differ from the terms of this Agreement and may include, without limitation, a higher royalty fee and advertising fee and expenditure requirement; provided, however, that the transferee shall not be required to pay any initial franchise fee and if the transferee is a corporation or partnership, transferee's shareholders, partners or other investors, as applicable, shall also execute such agreements as principals of the transferee, including a guaranty of Franchisee's obligations contained in such Agreement;

                  g. The transferee, at its expense, shall renovate, modernize and otherwise upgrade the Restaurant to conform to the then-current standards and specifications of System restaurants as reasonably requested by Franchisor within the time specified by Franchisor;

                  h. The transferor shall remain liable for all of the obligations to Franchisor in connection with the franchised business incurred prior to the effective date of the transfer and shall execute any and all instruments reasonably requested by Franchisor to evidence such liability;

                  i. At the transferee's expense, the transferee's Operating Principal, managers, chefs and Restaurant personnel designated by Franchisor shall complete the initial training program and any other training programs then required, upon such terms and conditions (including payment of a reasonable fee) as Franchisor may reasonably require;

                  j. Franchisee shall pay a transfer fee of two thousand five hundred dollars ($2,500) or such greater amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the application for transfer, including, without limitation, legal and accounting fees;

                  k. If transferee is a corporation or a partnership, transferee shall make and will be bound by any or all of the representations, warranties and covenants in Section VI.A. as Franchisor requests. Transferee shall provide to Franchisor evidence satisfactory to Franchisor that the terms of Section VI.A. have been satisfied and are true and correct on the date of transfer.

             3. Franchisee hereby acknowledges and agrees that each condition which must be met by the transferee is reasonable and necessary to ensure the transferee's full performance of the obligations hereunder.

        C.   Transfer for Convenience of Ownership:
             -------------------------------------
             If the proposed transfer is to a corporation formed solely for the convenience of ownership, Franchisor's consent may be conditioned upon any of the requirements in Section XV.B.2., except that the requirements in Sections XV.B.2.c., e., f., g., i. and j. shall not apply. Franchisee shall be the owner of all the voting stock or interest of the corporation and if Franchisee is more than one individual, each individual shall have the same proportionate ownership interest in the corporation as he had in Franchisee prior to the transfer.

        D.   Right of First Refusal:
             ----------------------
             1. Any party holding any interest (including any interest acquired pursuant to Section XV.E.) in Franchisee, in the franchised business or in this Agreement who desires to accept any bona fide offer from a third party to purchase such interest shall promptly notify Franchisor in writing of each such offer and shall provide such information and documents relating to the offer as Franchisor may require. Franchisor shall have the right and option, exercisable within sixty (60) days after receipt of such written notification, information and documents, to send written notice to the transferor that Franchisor intends to purchase the transferor's interest on the same terms and conditions offered by the third party. If Franchisor elects to purchase the transferor's interest, the closing on such purchase must occur within thirty (30) days from the date of notice to the transferor of the election to purchase by Franchisor, or such other date as may be agreed upon. Any material change in the terms of any offer prior to closing shall constitute a new offer subject to the same rights of first refusal by Franchisor as in the case of an initial offer. Failure of Franchisor to exercise the option afforded by this Section XV.D. shall not constitute a waiver of any other provision of this Agreement, including all provisions relating to a proposed transfer.

             2. If the offer from the third party provides for payment of consideration other than cash or involves certain intangible benefits, Franchisor may elect to purchase the interest proposed to be sold for the reasonable equivalent in cash. If the parties cannot agree within a reasonable time on such amount, an independent appraiser shall be designated by Franchisor to determine such amount and the appraiser's determination shall be final and binding.

             3. If Franchisor elects to exercise the option described in this Section XV.D., it shall have the right to set off the cost of the appraisal described in Section XV.D.2. above, if any, against any payment made hereunder.

             4. Failure to comply with the provisions of this Section XV.D. prior to the transfer of any interest in Franchisee, in the franchised business or in this Agreement shall constitute a material event of default under Section XVI.

        E.   Transfer Upon Death or Permanent Disability:
             -------------------------------------------
             1. Upon the death of any person with an interest in this Agreement, the franchised business or in Franchisee (the "Deceased"), the executor, administrator or other personal representative of the Deceased shall transfer such interest to a third party approved by Franchisor within twelve
(12) months after the death. If no personal representative is designated or appointed or no probate proceedings are instituted with respect to the estate of the Deceased, then the distributee of such interest must be approved by Franchisor. If the distributee is not approved by Franchisor, then the distributee shall transfer such interest to a third party approved by Franchisor within twelve (12) months after the death of the Deceased.

             2. Upon the permanent disability of any person with an interest in this Agreement, the franchised business or in Franchisee, Franchisor may, in its sole discretion, require such interest to be transferred to a third party approved by Franchisor within six (6) months after notice to Franchisee. "Permanent disability" shall mean any physical, emotional or mental injury, illness or incapacity which would prevent a person from performing the obligations set forth in this Agreement for at least ninety (90) consecutive days and from which condition recovery within ninety (90) days from the date of determination of disability is unlikely. Permanent disability shall be determined upon examination of the person by a licensed practicing physician selected by Franchisor; or if the person refuses to submit to an examination, then such person shall be automatically deemed permanently disabled as of the date of such refusal for the purpose of this Section XV.E. The costs of any examination required by this Section XV.E. shall be paid by Franchisor.

             3. In the event of the death or permanent disability of any person with a twenty-five percent (25%) or more interest in this Agreement, the franchised business or in Franchisee, or any person with an interest less than twenty-five percent (25%) if Franchisor determines, in its sole discretion, that such person had substantial control or supervision over the management of the Restaurant, Franchisor at its option may elect to operate the Restaurant during the interim twelve (12) months following such death or the interim six
(6) months following such permanent disability, as applicable, until the interest of such person is transferred in accordance with this Section XV. or until the applicable interim period expires, whichever comes first. As compensation for managing the Restaurant, Franchisor will charge a management fee of two percent (2%) of the Gross Sales of the Restaurant for each Sales Period, which will be in addition to the royalty fee, advertising fees and any other fees or payments due and owing to Franchisor and, if Franchisor provides one of its employees as manager, Franchisee shall pay Franchisor the manager's then-current salary for the time of such interim management. In addition, Franchisee will remain responsible for payment of employee salaries, taxes, rent, utilities, supplies and all other costs and expenses associated with the operation of the Restaurant. Franchisor shall exercise its best efforts in managing the Restaurant, but shall not be liable for any losses incurred by the Restaurant during the time of such management and thereafter. If Franchisor elects to operate the Restaurant pursuant to this Section XV.E.3., Franchisee shall indemnify Franchisor for losses and expenses incurred by Franchisor as a result of such operation to the same extent as provided in Section XX.D.

             4. Upon the death or claim of permanent disability of any person with an interest in this Agreement, the franchised business or Franchisee, Franchisee or its representative must promptly notify Franchisor of such death or claim of permanent disability. Any transfer upon death or permanent disability shall be subject to the same terms and conditions as described in this Section XV. for any inter vivos transfer. If an interest is not transferred upon death or permanent disability as required in this Section XV.E., Franchisor may terminate this Agreement pursuant to Section XVI.

        F.   Non-Waiver of Claims:
             --------------------
             Franchisor's consent to a transfer of any interest in Franchisee, the franchised business or this Agreement shall not constitute a waiver of any claims it may have against the transferring party, nor shall it be deemed a waiver of Franchisor's right to demand exact compliance with this Agreement by the transferee.

        G.   Offerings by Franchisee:
             -----------------------
             Securities of or partnership interests in Franchisee may be offered to the public, by private offering or otherwise, only with the prior written consent of Franchisor (whether or not Franchisor's consent is required under Section XV.B.), which consent shall not be unreasonably withheld. All materials required for such offering by federal or state law shall be submitted to Franchisor for a limited review as discussed below prior to their being filed with any government agency; and any materials to be used in any exempt offering shall be submitted to Franchisor for such review prior to their use. No offering by Franchisee shall imply (by use of the Proprietary Marks or otherwise) that Franchisor is participating in an underwriting, issuance or offering of Franchisee's or Franchisor's securities or the securities of any subsidiary or affiliate of Franchisor; and Franchisor's review of any offering materials shall be limited solely to the subject of the relationship between Franchisee and Franchisor and its subsidiaries and affiliates. Franchisor may, at its option, require Franchisee's offering materials to contain a written statement prescribed by Franchisor concerning the limitations described in the preceding sentence. Franchisee and the other participants in the offering must fully indemnify Franchisor in connection with the offering. For each proposed offering, Franchisee shall pay to Franchisor a nonrefundable fee of five thousand dollars ($5,000), or such other amount as is necessary to reimburse Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering materials, including, without limitation, legal and accounting fees. Franchisee shall give Franchisor written notice at least thirty (30) days prior to any offering or other transaction covered by this
Section XV.G.

XVI.    TERMINATION
        -----------
        A. Franchisee shall be deemed to be materially in default under this Agreement and all rights granted herein shall automatically terminate without notice to Franchisee (1) if Franchisee becomes insolvent or makes a general assignment for the benefit of creditors or files a voluntary petition under any section or chapter of federal bankruptcy laws or under any similar law or statute of the United States or any state, or admits in writing its inability to pay its debts when due; or (2) if Franchisee is adjudicated bankrupt or insolvent in proceedings filed against Franchisee under any section or chapter of federal bankruptcy law or any similar law or statute of the United States or any state, without further possibility of appeal or review; or (3) if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets is filed and consented to by Franchisee, or if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or (4) if proceedings for a composition with creditors under any state or federal law are instituted by or against Franchisee; or (5) if a final judgment against Franchisee remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed); or (6) if Franchisee is dissolved; or (7) if execution is levied against Franchisee's business or property; or (8) if suit to foreclose any lien or mortgage against the premises or equipment of the franchised business is instituted and not dismissed within thirty (30) days; or (9) if the real or personal property of the franchised business is sold after levy by any sheriff, marshal or constable.

        B. Franchisee shall be deemed to be materially in default and Franchisor may, at its option, terminate this Agreement and all rights granted hereunder, without affording Franchisee any opportunity to cure the default except as provided below, effective immediately upon written notice to Franchisee, upon the occurrence of any of the following events of default:

             1. If Franchisee operates the Restaurant or sells any products or services authorized by Franchisor for sale at the Restaurant at a location which has not been approved by Franchisor;

             2. If Franchisee fails to acquire an approved location for the Restaurant within the time and in the manner specified in Section VII.;

             3. If Franchisee fails to construct or remodel the Restaurant in accordance with the plans and specifications provided to Franchisee under
Section III.B., as such plans and specifications may be adapted with Franchisor's approval in accordance with Section VII.E.;

             4. If Franchisor's initial training program is not satisfactorily completed by any replacement Operating Principal or manager (or the initial Operating Principal or manager if no replacement is designated in accordance with Section IX.A.) or if Franchisor, in its reasonable business judgment based upon the performance of such person(s), determines that the training program cannot be satisfactorily completed by such person(s), all as provided in Section IX.A.;

             5. If Franchisee at any time ceases to operate or otherwise abandons the franchised business, or loses the right to possession of the premises, or otherwise forfeits the right to transact business in the jurisdiction where the Restaurant is located; provided, however, that this provision shall not apply in cases of Force Majeure, as defined in
Section XXII.A., if, through no fault of Franchisee, the premises are damaged or destroyed by a Force Majeure event and Franchisee within thirty (30) days after such damage or destruction has occurred applies for Franchisor's approval to relocate or reconstruct the Restaurant premises (which approval shall not be unreasonably withheld) and Franchisee diligently pursues relocation or reconstruction of the Restaurant. Such approval may be conditioned upon the payment of an agreed minimum fee to Franchisor during the period in which the Restaurant is not fully in operation;

             6. If Franchisee or any of Franchisee's Principals is convicted of, or shall have entered a plea of nolo contendere to, a felony, a crime involving moral turpitude or any other crime or offense that Franchisor believes is reasonably likely to have an adverse effect on the System, the Proprietary Marks, the goodwill associated therewith or Franchisor's interest therein;

             7. If a threat or danger to public health or safety results from the construction, maintenance or operation of the Restaurant;

             8. If Franchisee fails to designate any successor or replacement Operating Principal or manager within thirty (30) days after the Operating Principal or manager ceases to serve as such, all as required under
Section VIII.A.5.;

             9. If Franchisee or any of Franchisee's Principals breach or fail to perform any of the representations, warranties and covenants in
Section VI.;

             10. If a transfer or an attempt to transfer any rights or obligations under this Agreement or any interest in Franchisee or the franchised business to any third party is made without Franchisor's prior written consent or without offering Franchisor a right of first refusal with respect to such transfer, contrary to the terms of Section XV.;

             11. If Franchisee or any of Franchisee's Principals fails to comply with the covenants in Section XII.A. or XVIII.B. or if Franchisee fails to obtain the execution of the covenants required under Section XII.B. or XVIII.H. within thirty (30) days following Franchisor's request that Franchisee obtain the execution of such covenants;

             12. If an approved transfer upon death or permanent disability is not effected within the time period and in the manner prescribed by Section XV.E.;

             13. If Franchisee knowingly maintains false books or records or submits any false reports to Franchisor;

             14. If Franchisee fails to have the Restaurant open and in operation within one hundred twenty (120) days after the date of execution of this Agreement, unless Franchisee obtains an extension of this time period from Franchisor in writing or unless otherwise provided in a development agreement between Franchisor and Franchisee;

             15. If Franchisee misuses or makes any unauthorized use of the Proprietary Marks or otherwise materially impairs the goodwill associated therewith or with the System or Franchisor's rights therein and does not cure such default within twenty-four (24) hours following notice from Franchisor;

             16. If Franchisee fails to procure and maintain such insurance policies as required by Section XIV. and Franchisee fails to cure such default within seven (7) days following notice from Franchisor;

             17. If Franchisee fails, refuses or neglects promptly to pay any monetary obligation owing to Franchisor or its subsidiaries or affiliates when due under this Agreement or any other agreement between Franchisee and Franchisor or its subsidiaries or affiliates, or to submit the financial or other information required by Franchisor under this Agreement and does not cure such default within five (5) days following notice from Franchisor;

             18. If Franchisee fails to offer for sale and sell such menu items and other designated products required by Franchisor in accordance with Franchisor's standards and specifications and Franchisee does not cure such default within ten (10) days following notice from Franchisor;

             19. If Franchisee is in default in the payment of any monetary obligation due to Franchisor hereunder more than one (1) time during the prior two (2) Sales Periods, whether or not cured by Franchisee after notice by Franchisor;

             20. If Franchisee fails to comply with any of the requirements in the software license agreement executed pursuant to Section VIII.K. and does not cure such default in accordance with the terms of the software license agreement; and

             21. Except as provided in Section XVI.B.19. above, if Franchisee repeatedly commits a material event of default under this Agreement, whether or not such defaults have been cured after notice by Franchisor.

        C. Except as provided in Section XVI.B., upon any default by Franchisee which is capable of being cured, Franchisor may terminate this Agreement only by giving written notice of termination stating the nature of such default to Franchisee at least thirty (30) days prior to the effective date of termination; provided, however, that Franchisee may avoid termination by immediately initiating a remedy to cure such default and curing it to Franchisor's satisfaction within the thirty (30) day period and by promptly providing proof thereof to Franchisor. If any such default is not cured within the specified time, or such longer period as applicable law may require, this Agreement shall terminate without further notice to Franchisee effective immediately upon the expiration of the thirty (30) day period or such longer period as applicable law may require. Defaults which are capable of cure may include, but are not limited to, the following illustrative events:

             1. Except as provided in Section XVI.B., if Franchisee fails to comply with any of the requirements imposed by this Agreement, as it may from time to time be amended or reasonably supplemented by the Manuals, or fails to carry out the terms of this Agreement in good faith;

             2. Except as provided in Section XVI.B., if Franchisee fails to maintain or observe any of the standards or procedures prescribed by Franchisor in this Agreement, the Manuals or otherwise in writing;

             3. Except as provided in Section XVI.B.10., if Franchisee fails, refuses or neglects to obtain Franchisor's prior written approval or consent as required by this Agreement; or

             4. If Franchisee engages in any business or markets any service or product under a name or mark which, in Franchisor's opinion, is confusingly similar to the Proprietary Marks.

XVII.   OBLIGATIONS UPON TERMINATION OR EXPIRATION
        ------------------------------------------
        Upon the termination or expiration of this Agreement, all rights granted hereunder to Franchisee shall terminate and:

        A. Franchisee shall immediately cease to operate the Restaurant and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former franchisee of Franchisor.

        B. Franchisee shall immediately and permanently cease to use, in any manner, any confidential methods, procedures, techniques and trade secrets associated with the System, the Proprietary Marks and all other distinctive forms, slogans, signs, symbols and devices associated with the System, as set forth in the Manuals. In particular, Franchisee shall cease to use, without limitation, all signs, advertising materials, displays, stationery, forms and any other articles which display the Proprietary Marks.

        C. Franchisee shall take such action as may be necessary to cancel any assumed name or equivalent registration which contains the mark ZuZu Handmade Mexican Food(-Registered Mark-) or any part thereof or any other service mark or trademark of Franchisor and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within five (5) days after the termination or expiration of this Agreement.

        D. Franchisee shall, at Franchisor's option, assign to Franchisor any interest which Franchisee has in any lease or sublease for the Restaurant premises or for any equipment used in the operation of the franchised business. Franchisor may exercise such option at or within thirty (30) days after either termination or (subject to any existing right to renew) expiration of this Agreement. The time for closing on the assignment of lease, sublease or equipment shall be a date no later than ten (10) days after Franchisor's exercise of the option(s) unless Franchisor is also exercising its option to purchase property described below in Section XVII.E., in which case the date of closing shall be on the same date prescribed for the purchase option. Closing shall take place at Franchisor's corporate offices or at such other location as the parties may agree. If Franchisor does not elect to exercise its option to acquire the lease or sublease for the premises of the franchised business, Franchisee shall make such modifications or alterations to such premises immediately upon termination or expiration of this Agreement as may be necessary to distinguish the appearance of such premises from that of other restaurants operating under the System and shall make such specific additional changes as Franchisor may reasonably request. If Franchisee fails or refuses to comply with the requirements of this Section XV.D., Franchisor shall have the right to enter upon the premises of the franchised business, without being guilty of trespass or any other crime or tort, to make or cause to be made such changes as may be required, at the expense of Franchisee, which expense Franchisee agrees to pay upon demand.

        E.   1.   Franchisor shall have the option, which it may exercise by providing written notice to Franchisee within thirty (30) days after termination or (subject to any right to renew) expiration of this Agreement, to purchase from Franchisee any or all of the furnishings, equipment (including computer hardware and software not subject to a software license agreement between Franchisee and Franchisor), signs, fixtures, supplies or inventory of Franchisee related to the operation of the franchised business, at Franchisee's cost or fair market value, whichever is less.

             2. Franchisor shall be purchasing Franchisee's assets only and shall be assuming no liabilities.

             3. If the parties cannot agree on a fair market value within thirty (30) days from the date of Franchisor's notice to exercise its option, an independent appraiser shall be designated by each party and the two (2) independent appraisers shall select a third independent appraiser. The determination of fair market value by the majority of the appraisers shall be binding. Each party shall bear the costs and expenses of the appraiser appointed by such party, and the parties shall share equally the costs and expenses of the third appraiser.

             4. At closing, Franchisee shall deliver to Franchisor, in a form satisfactory to Franchisor, such bills of sale, assignments, releases of liens and such other documents and instruments which Franchisor deems reasonably necessary to perfect Franchisor's title and possession in and to the assets being purchased and to certify that the requirements of all taxing and other governmental authorities have been satisfied. If at the time of closing Franchisee has not obtained all of these certificates and other documents, Franchisor may, in its sole discretion, place the purchase price in escrow pending the issuance of any required certificates or documents.

             5. The time and place for the closing of the purchase and sale of such assets shall be a date not later than thirty (30) days after the purchase price is determined by the parties or the appraisers, whichever is later, at the corporate offices of Franchisor, unless the parties mutually agree to designate another date or place.

             6. At closing, Franchisor shall have the right to set off all amounts owed by Franchisee to Franchisor and its subsidiaries and affiliates and the cost incurred in connection with any escrow arrangement (including reasonable legal fees) against any payment for the assets, and shall pay the remaining amount in cash.

        F. Franchisee, at the option of Franchisor, shall assign to Franchisor all rights to the telephone numbers of the Restaurant and any related Yellow Pages or other business listings and execute all forms and documents required by any telephone company to transfer such service and numbers to Franchisor. Notwithstanding any forms and documents which may have been executed by Franchisor under Section VIII.Q., Franchisee hereby appoints Franchisor its true and lawful agent and attorney-in-fact with full power and authority, for the sole purpose of taking such action as is necessary to complete such assignment. This power of attorney shall survive the expiration or termination of this Agreement. Franchisee shall thereafter use different telephone numbers at or in connection with any subsequent business conducted by Franchisee.

        G. Franchisee agrees, if it continues to operate or subsequently begins to operate any other business, not to use any reproduction, counterfeit, copy or colorable imitation of the Proprietary Marks, either in connection with such other business or its promotion, which is likely to cause confusion, mistake or deception or which is likely to dilute Franchisor's rights in and to the Proprietary Marks, and further agrees not to use any designation of origin or description or representation which falsely suggests or represents an association or connection with Franchisor constituting unfair competition.

        H. Franchisee shall promptly pay all sums owing to Franchisor and its subsidiaries and affiliates. In the event of termination for any default of Franchisee, such sums shall include interest on any past due amounts as prescribed in this Agreement and all damages, costs and expenses, including reasonable legal fees, incurred by Franchisor as a result of the default, which obligation shall give rise to and remain, until paid in full, a lien in favor of Franchisor against any and all of the personal property, furnishings, equipment, signs, fixtures and inventory owned by Franchisee and on the premises of the franchised business at the time of default.

        I. Franchisee shall pay to Franchisor all damages, costs and expenses, including reasonable legal fees, incurred by Franchisor after the termination or expiration of this Agreement in obtaining injunctive or other relief for the enforcement of any provisions of this Section XVII.

        J. Franchisee shall immediately deliver to Franchisor all manuals, including the Manuals, records, files, instructions, correspondence, customer lists and all other materials related to operating the franchised business, including, without limitation, brochures, agreements, invoices and all other related materials in Franchisee's possession, and all copies thereof (all of which are acknowledged to be Franchisor's property) and shall retain no copy or record of any of the above, except Franchisee's copy of this Agreement and of any correspondence between the parties and any other documents which Franchisee reasonably needs for compliance with any applicable law.

        K. Franchisee and Franchisee's Principals shall comply with the restrictions on confidential information contained in Section XII.A. and the covenants contained in Section XVIII.B. Any other person required to execute similar covenants pursuant to Sections XII.B. or XVIII. shall also comply with such covenants.

XVIII.  COVENANTS
        ---------
        A. Franchisee covenants that during the term of this Agreement, except as otherwise provided in this Agreement or approved in writing by Franchisor, Franchisee and the Operating Principal shall devote full time, energy and best efforts to the management and operation of the franchised business.
        B. Franchisee and Franchisee's Principals specifically acknowledge that, pursuant to this Agreement, Franchisee and Franchisee's Principals will receive valuable specialized training, trade secrets and confidential information, including, without limitation, information regarding the operational, sales promotional and marketing methods and techniques of Franchisor and the System which are beyond the present skills and experience of Franchisee, Franchisee's Principals and Franchisee's managers and employees. Franchisee and Franchisee's Principals acknowledge that such training, trade secrets and confidential information provide a competitive advantage and will be valuable to them in the development of the franchised business and that gaining access to such training, trade secrets and confidential information is, therefore, a primary reason for entering into this Agreement. In consideration for such training, trade secrets and confidential information, Franchisee and Franchisee's Principals covenant as follows:

             1. With respect to Franchisee, during the term of this Agreement, or with respect to each of Franchisee's Principals, during the term of this Agreement for so long as such individual or entity satisfies the definition of "Franchisee's Principal" in Section XXV.F., except as otherwise approved in writing by Franchisor, neither Franchisee nor any of Franchisee's Principals shall, either directly or indirectly, for themselves or through, on behalf of or in conjunction with any person(s), partnership or corporation:

                  a. Divert or attempt to divert any business or customer of the franchised business to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Proprietary Marks and the System; or

                  b. Own, maintain, operate, engage in or have any financial or beneficial interest in (including interest in corporations, partnerships, trusts, unincorporated associations or joint ventures), advise, assist or make loans to, any business which is the same as or similar to the franchised business including, but not limited to, any food business which offers Mexican-style food as a primary menu item.

             2. With respect to Franchisee, for a continuous uninterrupted period commencing upon the expiration or termination of, or transfer of all of Franchisee's interest in, this Agreement, or with respect to each of Franchisee's Principals, for a continuous uninterrupted period commencing upon the earlier of: (i) the expiration, termination or transfer of all of Franchisee's interest in this Agreement or (ii) the time such individual or entity ceases to satisfy the definition of "Franchisee's Principal" in
Section XXV.F., and for two (2) years thereafter, except as otherwise approved in writing by Franchisor, neither Franchisee nor any of Franchisee's Principals shall, either directly or indirectly, for themselves or through, on behalf of or in conjunction with any person(s), partnership or corporation:

                  a. divert or attempt to divert any business or customer of the franchised business to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with Franchisor's Proprietary Marks and the System; or

                  b. employ or seek to employ any person who is at that time employed by Franchisor or by any other franchisee or developer of Franchisor, or otherwise directly or indirectly induce such person to leave that person's employment, except as may be permitted under any existing development agreement or franchise agreement between Franchisor and Franchisee; or

                  c. own, maintain, operate, engage in or have any financial or beneficial interest in (including interest in corporations, partnerships, trusts, unincorporated associations or joint ventures), advise, assist or make loans to, any business which is the same as or similar to the franchised business including, but not limited to, any food business which offers Mexican-style food as a primary menu item, which business is, or is intended to be, located within a five (5)-mile radius of the location approved hereunder or of any ZuZu Handmade Mexican Food(-Registered Mark-) restaurant in existence or under construction as of the earlier of: (i) the expiration or termination of, or the transfer of all of Franchisee's interest in, this Agreement; or (ii) the time Franchisee's Principal ceases to satisfy the definition of Franchisee's Principal, as applicable.

        C. Section XVIII.B.1.b. and 2.c. shall not apply to ownership of less than a one percent (1%) beneficial interest in the outstanding equity securities of any publicly-held corporation.

        D. The parties agree that each of the above covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Section XVIII. is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Franchisee and Franchisee's Principals expressly agree to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this section.

        E. Franchisee and Franchisee's Principals understand and acknowledge that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Section XVIII.B., or any portion thereof, without their consent, effective immediately upon written notice to Franchisee; and Franchisee and Franchisee's Principals agree that they shall immediately comply with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Section XXIV.

        F. Franchisee and Franchisee's Principals expressly agree that the existence of any claims they may have against Franchisor, whether or not arising from this Agreement, shall not constitute a defense to the enforcement by Franchisor of the covenants in this Section XVIII. Franchisee and Franchisee's Principals agree to pay all costs and expenses (including reasonable legal fees) incurred by Franchisor in connection with the enforcement of this section.

        G. Franchisee and Franchisee's Principals acknowledge that a violation of the terms of this Section XVIII. would result in irreparable injury to Franchisor for which no adequate remedy at law may be available, and Franchisee and Franchisee's Principals accordingly consent to the issuance of an injunction prohibiting any conduct by Franchisee or any of Franchisee's Principals in violation of the terms of this section.

        H. At Franchisor's request, Franchisee shall require and obtain execution of covenants similar to those set forth in this Section XVIII. (including covenants applicable upon the termination of a person's employment with Franchisee) from any Restaurant personnel of Franchisee and any holder of a beneficial interest of less than one percent (1%) of any class of the securities of Franchisee and any corporation directly or indirectly controlling Franchisee, if Franchisee is a corporation (or of any corporate general partner and any corporation directly or indirectly controlling a general partner of Franchisee, if Franchisee is a partnership), who has received or will receive confidential information or training from Franchisor. Such covenants shall be substantially in the form set forth in Attachment D. Failure by Franchisee to obtain execution of the covenants required by this Section XVIII.H. shall constitute a material event of default under Section XVI.

XIX.    TAXES, PERMITS AND INDEBTEDNESS
        -------------------------------
        A. Franchisee shall promptly pay when due all taxes levied or assessed, including, without limitation, unemployment and sales taxes and all accounts and other indebtedness of every kind incurred by Franchisee in the conduct of the franchised business.

        B. Franchisee shall pay to Franchisor an amount equal to any sales tax, gross receipts tax, excise tax or any similar license or tax, directly or indirectly imposed on Franchisor with respect to any payment to Franchisor required under this Agreement. The preceding sentence shall not apply to any franchise tax or income, war profits or excess profits tax (or any tax in lieu thereof) imposed on Franchisor with respect to the above payments.

        C. In the event of any bona fide dispute as to Franchisee's liability for taxes assessed or other indebtedness, Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with the procedures of the taxing authority or applicable law; however, in no event shall Franchisee permit a tax sale or seizure by levy of execution or similar writ or warrant or attachment by a creditor, to occur against the premises of the franchised business or any improvements thereon.

        D. Franchisee shall comply with all federal, state and local laws, rules and regulations and shall timely obtain any and all permits, certificates or licenses necessary for the full and proper conduct of the franchised business, including, without limitation, licenses to do business, fictitious name registrations, sales tax permits, fire clearances, health permits and certificates of occupancy.

        E. Franchisee shall notify Franchisor in writing within five (5) days of the commencement of any action, suit or proceeding and of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, which may adversely affect the operation or financial condition of the franchised business.

XX.     INDEPENDENT CONTRACTOR AND INDEMNIFICATION
        ------------------------------------------
        A. The parties acknowledge and agree that this Agreement does not create a fiduciary relationship between them, that Franchisee shall be an independent contractor and that nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, employer, joint employer or servant of the other for any purpose.

        B. During the term of this Agreement, Franchisee shall hold itself out to the public as an independent contractor operating the business pursuant to a franchise from Franchisor. Franchisee agrees to take such action as shall be necessary to that end, including, without limitation, exhibiting a notice of that fact in a conspicuous place in the franchised premises, the content and form of which Franchisor reserves the right to specify in the Manuals or otherwise in writing.

        C. Franchisee and Franchisee's Principals understand and agree that nothing in this Agreement authorizes Franchisee or Franchisee's Principals to make any contract, agreement, warranty or representation on Franchisor's behalf, or to incur any debt or other obligation in Franchisor's name; and that Franchisor shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action; nor shall Franchisor be deemed liable for any act or omission of Franchisee or Franchisee's Principals in the conduct of the franchised business or for any claim or judgment arising therefrom.

        D. 1. FRANCHISEE AND EACH OF FRANCHISEE'S PRINCIPALS SHALL, AT ALL TIMES, INDEMNIFY AND HOLD HARMLESS TO THE FULLEST EXTENT PERMITTED BY LAW FRANCHISOR, ITS SUBSIDIARIES, AFFILIATES, SUCCESSORS AND ASSIGNS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, PARTNERS, SERVANTS, EMPLOYEES, AGENTS, INDEPENDENT CONTRACTORS AND REPRESENTATIVES FROM ALL "LOSSES AND EXPENSES" (AS DEFINED IN SECTION XX.D.4. BELOW) INCURRED IN CONNECTION WITH ANY ACTION, SUIT, PROCEEDING, CLAIM, DEMAND, INVESTIGATION OR INQUIRY (FORMAL OR INFORMAL), OR ANY SETTLEMENT THEREOF (WHETHER OR NOT A FORMAL PROCEEDING OR ACTION HAS BEEN INSTITUTED) WHICH ARISES OUT OF OR IS BASED UPON ANY OF THE
FOLLOWING:

                  a. THE INFRINGEMENT, ALLEGED INFRINGEMENT OR ANY OTHER VIOLATION OR ALLEGED VIOLATION BY FRANCHISEE OR ANY OF FRANCHISEE'S PRINCIPALS OF ANY PATENT, MARK OR COPYRIGHT OR OTHER PROPRIETARY RIGHT OWNED OR CONTROLLED BY THIRD PARTIES (EXCEPT AS SUCH MAY OCCUR WITH RESPECT TO ANY RIGHTS IN THE PROPRIETARY MARKS OR COPYRIGHTS GRANTED UNDER THIS AGREEMENT);

                  b. THE VIOLATION, BREACH OR ASSERTED VIOLATION OR BREACH BY FRANCHISEE OR ANY OF FRANCHISEE'S PRINCIPALS OF ANY FEDERAL, STATE OR LOCAL LAW, REGULATION, RULING, STANDARD OR DIRECTIVE OR ANY INDUSTRY STANDARD;

                  c. LIBEL, SLANDER OR ANY OTHER FORM OF DEFAMATION OF FRANCHISOR OR THE SYSTEM, BY FRANCHISEE OR BY ANY OF FRANCHISEE'S PRINCIPALS;

                  d. THE VIOLATION OR BREACH BY FRANCHISEE OR BY ANY OF FRANCHISEE'S PRINCIPALS OF ANY WARRANTY, REPRESENTATION, AGREEMENT OR OBLIGATION IN THIS AGREEMENT OR IN ANY DEVELOPMENT AGREEMENT OR OTHER AGREEMENT BETWEEN FRANCHISEE AND FRANCHISOR OR ITS SUBSIDIARIES OR AFFILIATES; AND

                  e. ACTS, ERRORS OR OMISSIONS OF FRANCHISEE, ANY OF FRANCHISEE'S SUBSIDIARIES AND AFFILIATES AND ANY OF FRANCHISEE'S PRINCIPALS AND THE OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, AGENTS, INDEPENDENT CONTRACTORS, SERVANTS, EMPLOYEES AND REPRESENTATIVES OF FRANCHISEE AND ITS SUBSIDIARIES AND AFFILIATES IN CONNECTION WITH THE ESTABLISHMENT AND OPERATION OF THE RESTAURANT, INCLUDING BUT NOT LIMITED TO ACTS, ERRORS OR OMISSIONS OF ANY OF THE FOREGOING IN THE OPERATION OF ANY DELIVERY MOTOR VEHICLE. THE PARTIES ACKNOWLEDGE AND AGREE THAT FRANCHISOR CANNOT AND DOES NOT EXERCISE ANY CONTROL OVER THE MANNER OF OPERATION OF ANY DELIVERY MOTOR VEHICLES USED BY OR ON BEHALF OF ANY INDEPENDENT DELIVERY SERVICE PROVIDER REQUIRED UNDER THIS AGREEMENT OR BY OR ON BEHALF OF FRANCHISEE OR ANY EMPLOYEE, AGENT OR INDEPENDENT CONTRACTOR OF FRANCHISEE (EXCEPT, WITH RESPECT TO DELIVERY SERVICE PROVIDED BY FRANCHISEE, FRANCHISOR MAY REQUIRE THAT FRANCHISEE'S DRIVERS MEET CERTAIN MINIMUM STANDARDS AND, THEREFORE, THAT THE SAFE OPERATION OF DELIVERY SERVICE IS THE INDEPENDENT OPERATOR'S OR FRANCHISEE'S (AS APPLICABLE) SOLE RESPONSIBILITY.

             2. Franchisee and each of Franchisee's Principals agree to give Franchisor immediate notice of any such action, suit, proceeding, claim, demand, inquiry or investigation. At the expense and risk of Franchisee and each of Franchisee's Principals, Franchisor may elect to control (but under no circumstance is obligated to undertake), and associate counsel of its own choosing with respect to, the defense and/or settlement of any such action, suit, proceeding, claim, demand, inquiry or investigation. Such an undertaking by Franchisor shall, in no manner or form, diminish the obligation of Franchisee and each of Franchisee's Principals to indemnify Franchisor and to hold it harmless.

             3. In order to protect persons or property, or its reputation or goodwill, or the reputation or goodwill of others, Franchisor may, at any time and without notice, as it in its judgment deems appropriate, consent or agree to settlements or take such other remedial or corrective action as it deems expedient with respect to any action, suit, proceeding, claim, demand, inquiry or investigation if, in Franchisor's sole judgment, there are reasonable grounds to believe that:

                  a. any of the acts or circumstances in Section XX.D.1. above have occurred; or

                  b. any act, error or omission as described in Section XX.D.1.e. may result directly or indirectly in damage, injury or harm to any person or any property.

             4.   a.   All losses and expenses incurred under this Section XX.
shall be chargeable to and paid by Franchisee or any of Franchisee's Principals pursuant to its obligations of indemnity under this section, regardless of any action, activity or defense undertaken by Franchisor or the subsequent success or failure of such action, activity or defense.

                  b. As used in this Section XX., the phrase "losses and expenses" shall include, without limitation, all losses, compensatory, exemplary or punitive damages, fines, charges, costs, expenses, lost profits, legal fees, court costs, settlement amounts, judgments, compensation for damages to Franchisor's reputation and goodwill, costs of or resulting from delays, financing, costs of advertising material and media time/space and costs of changing, substituting or replacing the same, and any and all expenses of recall, refunds, compensation, public notices and other such amounts incurred in connection with the matters described.

             5. The persons indemnified pursuant to this Section XX. do not assume any liability for acts, errors or omissions of those with whom Franchisee, any of Franchisee's Principals or Franchisee's subsidiaries and affiliates may contract, regardless of the purpose. Franchisee and each of Franchisee's Principals shall hold harmless and indemnify the persons indemnified pursuant to this section for all losses and expenses which may arise out of any acts, errors or omissions of Franchisee, Franchisee's Principals, Franchisee's subsidiaries and affiliates, the officers, directors, shareholders, partners, agents, independent contractors, servants, employees and representatives of Franchisee and its subsidiaries and affiliates, and any such third parties without limitation and without regard to the cause or causes thereof or the negligence of Franchisor or any other party or parties arising in connection therewith, and whether such negligence be sole, joint or concurrent, or active or passive.

             6. Under no circumstances shall the persons indemnified pursuant to this Section XX. be required to seek recovery from third parties or otherwise mitigate their losses to maintain a claim against Franchisee or any of Franchisee's Principals. Franchisee and each of Franchisee's Principals agree that the failure to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable from Franchisee or any of Franchisee's Principals by the persons indemnified pursuant to this section.

             7. Franchisee and Franchisee's Principals expressly agree that the terms of this Section XX.D. shall expressly survive the termination, expiration or transfer of this Agreement or any interest herein.

XXI.    APPROVALS, WAIVERS AND REMEDIES
        -------------------------------
        A. Whenever this Agreement requires the prior approval or consent of Franchisor, Franchisee shall make a timely written request to Franchisor and such approval or consent shall be obtained in writing.

        B. Franchisor makes no warranties or guarantees upon which Franchisee or Franchisee's Principals may rely, and assumes no liability or obligation to Franchisee, Franchisee's Principals or any third party to which it would not otherwise be subject, by providing any waiver, approval, consent or suggestion to Franchisee or Franchisee's Principals in connection with this Agreement, or for any neglect, delay or denial of any request therefor.

        C. No delay, waiver, omission or forbearance by Franchisor to exercise any right, option, duty or power arising out of any breach or default by Franchisee or Franchisee's Principals under this Agreement shall constitute a waiver by Franchisor to enforce any such right, option, duty or power against Franchisee or Franchisee's Principals, or as to a subsequent breach or default by Franchisee or Franchisee's Principals. Subsequent acceptance by Franchisor of any payments due to it hereunder shall not be deemed to be a waiver by Franchisor of any preceding breach by Franchisee or Franchisee's Principals of any terms, provisions, covenants or conditions of this Agreement.

        D. All rights and remedies of the parties to this Agreement shall be cumulative and not alternative, in addition to and not exclusive of any other rights or remedies which are provided for herein or which may be available at law or in equity in case of any breach, failure or default or threatened breach, failure or default of any term, provision or condition of this Agreement or any other agreement between Franchisee and Franchisor or its subsidiaries or affiliates. The rights and remedies of the parties to this Agreement shall be continuing and shall not be exhausted by any one or more uses thereof, and may be exercised at any time or from time to time as often as may be expedient; and any option or election to enforce any such right or remedy may be exercised or taken at any time and from time to time. The expiration or earlier termination of this Agreement shall not discharge or release Franchisee or any of Franchisee's Principals from any liability or obligation then accrued, or any liability or obligation continuing beyond, or arising out of, the expiration or earlier termination of this Agreement.

XXII.   FORCE MAJEURE
        -------------
        A. As used in this Agreement, the term "Force Majeure" shall mean any act of God, strike, lock-out or other industrial disturbance, war (declared or undeclared), riot, epidemic, fire or other catastrophe, act of any government and any other similar cause not within the control of the affected party.

        B. Except as provided in Section XVI.B.1., if the performance of any obligation by any party under this Agreement is prevented, hindered or delayed because of Force Majeure, which cannot be overcome by use of normal commercial measures, the parties shall be relieved of their respective obligations to the extent the parties are respectively necessarily prevented, hindered or delayed in such performance during the period of such Force Majeure; provided, that Franchisee shall continue to be obligated to perform all of its monetary obligations under this Agreement. The party whose performance is affected by an event of Force Majeure shall give prompt notice of such Force Majeure event to the other party by telephone or facsimile (in each case to be confirmed in writing), setting forth the nature of the event, an estimate as to its duration and a plan for resuming compliance with this Agreement, which the party shall promptly undertake and maintain with due diligence. Such affected party shall be liable for failure to give such timely notice only to the extent of damage actually caused.

XXIII.  NOTICES
        -------
        Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by expedited delivery service or certified or registered mail, return receipt requested, first-class postage prepaid, or sent by prepaid facsimile, telegram or telex (provided that the sender confirms the facsimile, telegram or telex by sending an original confirmation copy by certified or registered mail or expedited delivery service within three (3) business days after transmission) to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

        Notices to Franchisor:     ZuZu Franchising Corporation
                                   2651 N. Harwood
                                   Suite 100
                                   Dallas, Texas  75201
                                   Attention:  Chief Executive Officer
                                   Facsimile:  214-720-1332

        Notices to Franchisee and
        Franchisee's Principals:   ________________________________
                                   ________________________________
                                   ________________________________
                                   ________________________________
                                   Attention:  ______________________
                                   Facsimile:  ______________________

        Any notice shall be deemed to have been given at the time of personal delivery or, in the case of facsimile, telegram or telex, upon transmission (provided confirmation is sent as described above) or, in the case of expedited delivery service or registered or certified mail, three (3) business days after the date and time of mailing. Any change in the above addresses shall be made by giving fifteen (15) days written notice of the change to the other party.

XXIV.   ENTIRE AGREEMENT
        ----------------
        This Agreement, the documents referred to herein and the Attachments hereto constitute the entire, full and complete Agreement between Franchisor and Franchisee and Franchisee's Principals concerning the subject matter hereof and shall supersede all prior related agreements between the Franchisor and Franchisee and Franchisee's Principals, no other representations having induced Franchisee to execute this Agreement. Except for those permitted to be made unilaterally by Franchisor hereunder, no amendment, change or variance from this Agreement shall be binding on either party unless mutually agreed to by Franchisor and Franchisee and executed by their authorized officers or agents in writing.

XXV.    SEVERABILITY AND CONSTRUCTION
        -----------------------------
        A. Except as expressly provided to the contrary herein, each portion, section, part, term and provision of this Agreement shall be considered severable; and if, for any reason, any section, part, term or provision is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, this shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms and provisions of this Agreement as may remain otherwise intelligible; and the latter shall continue to be given full force and effect and bind the parties hereto; and the invalid portions, sections, parts, terms and provisions shall be deemed not to be a part of this Agreement.

        B. Except as expressly provided to the contrary herein, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or entity other than Franchisee, Franchisor, Franchisor's officers, directors and personnel and such of Franchisee's and Franchisor's respective successors and assigns as may be contemplated (and, as to Franchisee, authorized) by
Section XV., any rights or remedies under or as a result of this Agreement.

        C. Franchisee and Franchisee's Principals expressly agree to be bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately stated in and made a part of this Agreement, that may result from striking from any of the provisions of this Agreement any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

        D. All captions in this Agreement are intended solely for the convenience of all parties and none shall be deemed to affect the meaning or construction of any provision of this Agreement.

        E. All references to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable. Without limiting the obligations individually undertaken by Franchisee's Principals hereunder, all acknowledgments, promises, covenants, agreements and obligations herein made or undertaken by Franchisee shall be deemed jointly and severally undertaken by all of Franchisee's Principals.

        F. Unless otherwise agreed to in writing between the parties, the term "Franchisee's Principal(s)" as used in this Agreement shall include, collectively or individually, Franchisee's spouse, if Franchisee is an individual; all officers and directors of, and holders of a beneficial interest of one percent (1%) or more of any class of securities of, Franchisee and any corporation directly or indirectly controlling Franchisee, if Franchisee is a corporation; and the general partners of Franchisee and the officers and directors of, and holders of a beneficial interest of one percent (1%) or more of any class of securities of, a corporate general partner and any corporation which controls, directly or indirectly, any general partner, if Franchisee is a partnership. The Operating Principal shall be one of Franchisee's Principals.

        G. This Agreement may be executed in counterparts, and each copy so executed shall be deemed an original.

        H. This Agreement shall not become effective until signed by an authorized officer of Franchisor.

        I. Each reference in this Agreement to a corporation or partnership shall be deemed to also refer to a limited liability company and any other similar entity or organization. Each reference to the organizational documents, equity owners, directors and officers of a corporation in this Agreement shall be deemed to refer to the functional equivalents of such organizational documents, equity owners, directors and officers, as applicable, in the case of a limited liability company or any other similar entity or organization.

XXVI.   APPLICABLE LAW AND MEDIATION
        ----------------------------
        A. THE PARTIES AGREE TO SUBMIT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT (AND ATTACHMENTS) OR THE RELATIONSHIP CREATED BY THIS AGREEMENT TO NON-BINDING MEDIATION PRIOR TO FILING SUCH CLAIM, CONTROVERSY OR DISPUTE IN A COURT. THE MEDIATION SHALL BE CONDUCTED THROUGH EITHER AN INDIVIDUAL MEDIATOR OR A MEDIATOR APPOINTED BY A MEDIATION SERVICES ORGANIZATION OR BODY, EXPERIENCED IN THE MEDIATION OF DISPUTES IN THE FOOD SERVICE BUSINESS, AGREED UPON BY THE PARTIES AND, FAILING SUCH AGREEMENT WITHIN A REASONABLE PERIOD OF TIME AFTER EITHER PARTY HAS NOTIFIED THE OTHER OF ITS DESIRE TO SEEK MEDIATION OF ANY CLAIM, CONTROVERSY OR DISPUTE (NOT TO EXCEED FIFTEEN (15) DAYS), THROUGH THE AMERICAN ARBITRATION ASSOCIATION IN ACCORDANCE WITH ITS RULES GOVERNING MEDIATION, AT FRANCHISOR'S CORPORATE HEADQUARTERS IN DALLAS, TEXAS. THE COSTS AND EXPENSES OF MEDIATION, INCLUDING COMPENSATION AND EXPENSES OF THE MEDIATOR, SHALL BE BORNE BY THE PARTIES EQUALLY. IF THE PARTIES ARE UNABLE TO RESOLVE THE CLAIM, CONTROVERSY OR DISPUTE WITHIN NINETY (90) DAYS AFTER THE MEDIATOR HAS BEEN APPOINTED, THEN EITHER PARTY MAY SUBMIT SUCH CLAIM, CONTROVERSY OR DISPUTE TO A COURT IN ACCORDANCE WITH SECTION XXVI.B. BELOW. NOTWITHSTANDING THE FOREGOING, THE PARTIES MAY BRING AN ACTION (1) FOR MONIES OWED, (2) FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF, OR (3) INVOLVING THE POSSESSION OR DISPOSITION OF, OR OTHER RELIEF RELATING TO, REAL PROPERTY IN A COURT HAVING JURISDICTION AND IN ACCORDANCE WITH SECTION XXVI.B. BELOW, WITHOUT SUBMITTING SUCH ACTION TO MEDIATION.

        B. WITH RESPECT TO ANY CLAIMS, CONTROVERSIES OR DISPUTES WHICH ARE NOT FINALLY RESOLVED THROUGH MEDIATION, FRANCHISEE HEREBY IRREVOCABLY SUBMITS ITSELF TO THE NONEXCLUSIVE JURISDICTION OF THE STATE COURTS OF DALLAS COUNTY, TEXAS AND THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION. FRANCHISEE HEREBY IRREVOCABLY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT BY ANY MEANS ALLOWED BY TEXAS OR FEDERAL LAW. VENUE FOR ANY LEGAL PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE DALLAS COUNTY, TEXAS; PROVIDED, HOWEVER, WITH RESPECT TO ANY ACTION (1) FOR MONIES OWED, (2) FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF OR (3) INVOLVING POSSESSION OR DISPOSITION OF, OR OTHER RELIEF RELATING TO, REAL PROPERTY, FRANCHISOR MAY BRING SUCH ACTION IN ANY STATE OR FEDERAL DISTRICT COURT WHICH HAS JURISDICTION. FRANCHISEE HEREBY WAIVES ALL QUESTIONS OF PERSONAL JURISDICTION FOR THE PURPOSE OF CARRYING OUT THIS PROVISION. WITH RESPECT TO ALL CLAIMS, CONTROVERSIES, DISPUTES OR ACTIONS, THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED UNDER TEXAS LAW (EXCEPT FOR TEXAS CHOICE OF LAW RULES).

        C. FRANCHISEE AND FRANCHISOR ACKNOWLEDGE THAT THE PARTIES' AGREEMENT REGARDING APPLICABLE STATE LAW AND FORUM SET FORTH IN SECTION XXVI.B. ABOVE PROVIDE EACH OF THE PARTIES WITH THE MUTUAL BENEFIT OF UNIFORM INTERPRETATION OF THIS AGREEMENT AND ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR THE PARTIES' RELATIONSHIP CREATED BY THIS AGREEMENT. EACH OF FRANCHISEE AND FRANCHISOR FURTHER ACKNOWLEDGE THE RECEIPT AND SUFFICIENCY OF MUTUAL CONSIDERATION FOR SUCH BENEFIT.

        D. FRANCHISEE AND FRANCHISOR ACKNOWLEDGE THAT THE EXECUTION OF THIS AGREEMENT OCCURRED IN DALLAS, TEXAS AND FURTHER ACKNOWLEDGE THAT THE PERFORMANCE OF CERTAIN OBLIGATIONS OF FRANCHISEE ARISING UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE PAYMENT OF MONIES DUE HEREUNDER AND THE SATISFACTION OF CERTAIN TRAINING REQUIREMENTS OF FRANCHISOR, SHALL OCCUR IN DALLAS, TEXAS.

XXVII.  ACKNOWLEDGMENTS
        ---------------
        A. Franchisee acknowledges that it has conducted an independent investigation of the franchised business and recognizes that the business venture contemplated by this Agreement involves business risks and that its success will largely depend upon the ability of Franchisee. Franchisor expressly disclaims making, and Franchisee acknowledges that it has not received or relied on, any warranty or guarantee, express or implied, as to the potential volume, profits or success of the business venture contemplated by this Agreement.

        B. Franchisee acknowledges that it received a copy of the complete ZuZu Handmade Mexican Food(-Registered Mark-) Franchise Agreement and the related Attachments and agreements at least five (5) business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that it has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.

        C. Franchisee acknowledges that it has read and understood this Agreement and the related attachments and agreements and that Franchisor has provided Franchisee ample time and opportunity to consult with advisors of Franchisee's own choosing about the potential benefits and risks of entering into this Agreement.

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the day and year first above written.

                                       FRANCHISOR:

                                       ZUZU FRANCHISING CORPORATION,
                                       a Delaware corporation
ATTEST:


_________________________________      By: __________________________________
Witness                                Name:_________________________________
                                       Title:________________________________


                                       FRANCHISEE:


                                       ______________________________________



__________________________________     By: __________________________________
Witness                                Name:_________________________________
                                       Title:________________________________



__________________________________     By: __________________________________
Witness                                Name:_________________________________
                                       Title:________________________________

                            FRANCHISEE'S PRINCIPALS
                            -----------------------

          Each of the undersigned acknowledges and agrees as follows:

          (1) Each has read the terms and conditions of this Franchise Agreement and acknowledges that the execution of this guaranty and the undertakings of the Franchisee's Principals in the Franchise Agreement are in partial consideration for the granting of this franchise, and that Franchisor would not have granted this franchise without the execution of this guaranty and such undertakings by each of the undersigned;

          (2) Each are included in the term "Franchisee's Principals" as described in Section XXV.F. of the Franchise Agreement;

          (3) Each individually, jointly and severally makes all of the covenants, representations and agreements of Franchisee's Principals set forth in the Franchise Agreement and is obligated to perform thereunder; and

          (4) Each individually, jointly and severally unconditionally and irrevocably guarantees to Franchisor and its successors and assigns that all of Franchisee's obligations under this Agreement will be punctually paid and performed. Upon default by Franchisee or upon notice from Franchisor, each will immediately make each payment and perform each obligation required of Franchisee under this Agreement. Without affecting the obligations of any of Franchisee's Principals under this guaranty, Franchisor may, without notice to Franchisee's Principals, waive, renew, extend, modify, amend or release any indebtedness or obligation of Franchisee, or settle, adjust or compromise any claims that Franchisor may have against Franchisee. Each of Franchisee's Principals waives all demands and notices of every kind with respect to the enforcement of this guaranty, including, without limitation, notice of presentment, demand for payment or performance by Franchisee, any default by Franchisee or any guarantor, and any release of any guarantor or other security for this Agreement or the obligations of Franchisee. Franchisor may pursue its rights against any of Franchisee's Principals without first exhausting its remedies against Franchisee and without joining any other guarantor hereto and no delay on the part of Franchisor in the exercise of any right or remedy shall operate as a waiver of such right or remedy, and no single or partial exercise by Franchisor of any right or remedy shall preclude the further exercise of such right or remedy. Upon receipt by Franchisor of notice of the death of any of Franchisee's Principals, the estate of the deceased will be bound by the foregoing guaranty, but only for defaults and obligations under this Agreement existing at the time of death, and in such event, the obligations of the remaining Franchisee's Principals shall continue in full force and effect.

          Additionally, with respect to the individual designated as Operating Principal, Operating Principal acknowledges that the undertakings by Operating Principal under this Agreement are made and given in partial consideration of, and as a condition to, Franchisor's grant of rights to operate the Restaurant as described herein; Operating Principal individually, jointly and severally makes all of the covenants, representations and agreements of Franchisee and Operating Principal set forth in this Agreement and is obligated to perform hereunder.

ATTEST:                                FRANCHISEE'S PRINCIPALS


_________________________________      ___________________________________
Witness                              * Name:______________________________


_________________________________      ___________________________________
Witness                                Name:______________________________

_________________________________      ___________________________________
Witness                                Name:______________________________


_________________________________      ___________________________________
Witness                                Name:______________________________


*  Denotes individual who is Franchisee's Operating Principal

                                 ATTACHMENT A

                       APPROVED LOCATION, ASSIGNED AREA,
                        AREA OF PRIMARY RESPONSIBILITY
                                AND OPENING DATE

1.   APPROVED LOCATION

     Pursuant to Section I.B. of the Franchise Agreement, the Restaurant shall be located at the following approved location:

                    __________________________________________________

                    __________________________________________________

2.   ASSIGNED AREA

     Pursuant to Section I.C. of the Franchise Agreement, Franchisee's Assigned Area shall be:

                    ___________________________________________________

                    ___________________________________________________

and shall be further described in the attached map. The Assigned Area shall include only the area within the interior side of the street boundaries highlighted on the map and/or described above, if applicable, and shall not include any area that falls on the exterior of such boundaries.

3.   AREA OF PRIMARY RESPONSIBILITY

     Pursuant to Section I.E. of the Franchise Agreement, Franchisee's Area of Primary Responsibility shall be:

                    ___________________________________________________

                    ___________________________________________________

4.   OPENING DATE OF RESTAURANT: ________________________________


FRANCHISOR:                                  FRANCHISEE:

ZUZU FRANCHISING CORPORATION                 ________________________________


By:_____________________________             By:______________________________
Name:___________________________             Name:____________________________
Title:__________________________             Title:___________________________
Date:___________________________             Date:_____________________________

                                 ATTACHMENT B

                       STATEMENT OF OWNERSHIP INTERESTS


               Owner                              Percentage Ownership

                                 ATTACHMENT C

                                  LEASE RIDER


               This Lease Rider is made and entered into this ____ day of ___________, 19__ by and between ZuZu Franchising Corporation, a Delaware corporation ("ZuZu"), __________________ ("Franchisee") and _________________
("Landlord").

          WHEREAS, ZuZu and Franchisee are parties to that certain Franchise Agreement dated ____________, 19__ ("Franchise Agreement");

          WHEREAS, Franchisee and Landlord desire to enter into a lease (the "Lease") pursuant to which Franchisee will occupy the premises located at _____________________________________ (the "Premises") for a ZuZu Handmade
Mexican Food(-Registered Mark-) restaurant (the "Restaurant") franchised under the Franchise Agreement; and

          WHEREAS, as a condition to entering into the Lease, Franchisee is required under the Franchise Agreement to execute this Lease Rider along with the Landlord and ZuZu;

          NOW, THEREFORE, in consideration of the mutual undertakings and commitments set forth herein and in the Franchise Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

               1. During the term of the Franchise Agreement, the Premises shall be used only for the operation of the Restaurant.

               2. Landlord consents to Franchisee's use of such proprietary marks and signs, decor items, color schemes and related components of the ZuZu Handmade Mexican Food(-Registered Mark-) franchise system as ZuZu may prescribe for the Restaurant.

               3. Landlord agrees to furnish ZuZu with copies of any and all letters and notices sent to Franchisee pertaining to the Lease and the Premises, at the same time that such letters and notices are sent to Franchisee.

               4. ZuZu shall have the right to enter the Premises to make any modification or alteration necessary to protect the ZuZu Handmade Mexican Food(-Registered Mark-) franchise system and proprietary marks or to cure any default under the Franchise Agreement or any development agreement entered into between ZuZu and Franchisee or under the Lease, without being guilty of trespass or any other crime or tort.

               5. Franchisee shall be permitted to assign the Lease to ZuZu or its affiliates or subsidiaries upon the expiration or earlier termination of the Franchise Agreement and the Landlord hereby consents to such assignment and agrees not to impose or assess any assignment fee or similar charge or accelerate rent under the Lease in connection with such assignment.

               6. In the event of such assignment, ZuZu or any affiliate or subsidiary designated by ZuZu will agree to assume from the date of assignment all obligations of Franchisee remaining under the Lease, and in such event ZuZu or any affiliate or subsidiary shall assume Franchisee's occupancy rights, and the right to sublease the Premises, for the remainder of the term of the Lease.

               7. Franchisee shall not assign the Lease or renew or extend the term thereof without the prior written consent of ZuZu.

               8. Landlord and Franchisee shall not amend or otherwise modify the Lease in any manner that could materially affect any of the foregoing requirements without the prior written consent of ZuZu.

               9. The terms of this Lease Rider will supersede any conflicting terms of the Lease.

          IN WITNESS WHEREOF, the parties have executed this Lease Rider as of the date first above written.

                                        ZUZU FRANCHISING CORPORATION,
                                        a Delaware corporation


                                        By: _______________________________
                                        Name: _____________________________
                                        Title: ____________________________


                                        FRANCHISEE:

                                        __________________________________


                                        By: _______________________________
                                        Name: _____________________________
                                        Title: ____________________________


                                        By: _______________________________
                                        Name: _____________________________
                                        Title: ____________________________


                                        LANDLORD:

                                        ___________________________________


                                        By: _______________________________
                                        Name: _____________________________
                                        Title: ____________________________

                                 ATTACHMENT D

                   CONFIDENTIALITY AND NON-COMPETE AGREEMENT

          This Agreement is made and entered into ________________, 19__, between ZuZu Franchising Corporation, a Delaware corporation ("Franchisor"), _____________________ ("Franchisee") and ______________________ ("Employee").

                                   RECITALS
                                   --------
          WHEREAS, Franchisor has acquired the right to develop a unique system (the "System") for the development and operation of restaurants under the name and mark ZuZu Handmade Mexican Food(-Registered Mark-) ("Restaurants"); and

          WHEREAS, the System includes but is not limited to certain trade names, service marks, trademarks, symbols, logos, emblems and indicia of origin, including but not limited to the mark ZuZu Handmade Mexican Food(- Registered Mark-) and such other trade names, service marks and trademarks as Franchisor may develop in the future to identify for the public the source of services and products marketed under such marks and under the System and representing the System's high standards of quality, appearance and service and distinctive exterior and interior design, decor, color scheme and furnishings; special recipes and menu items; uniform standards, specifications and procedures for operations; quality and uniformity of products and services offered; procedures for inventory and management control; training and consultation; and advertising and promotional programs; all of which may be changed, improved and further developed by Franchisor from time to time and are used by Franchisor in the operation of the System ("Trade Secrets"); and

          WHEREAS, the Trade Secrets provide economic advantages to Franchisor and are not generally known to, and are not readily ascertainable by proper means by, Franchisor's competitors who could obtain economic value from knowledge and use of the Trade Secrets; and

          WHEREAS, Franchisor has taken and intends to take all reasonable steps to maintain the confidentiality and secrecy of the Trade Secrets; and

          WHEREAS, Franchisor has granted Franchisee a limited right to manage and participate in the operation of a Restaurant using the System and the Trade Secrets for the period defined in the franchise agreement made and entered into ________________, 19__ ("Franchise Agreement") between Franchisor and Franchisee; and

          WHEREAS, Franchisor and Franchisee have agreed in the Franchise Agreement on the importance to Franchisor and to the Franchisee and other licensed users of the System of restricting use, access and dissemination of the Trade Secrets; and

          WHEREAS, it will be necessary for certain employees of Franchisee to have access to and to use some or all of the Trade Secrets in the management and operation of Franchisee's Restaurants using the System; and

          WHEREAS, Franchisee has agreed to obtain from those employees written agreements protecting the Trade Secrets and the System against unfair competition; and

          WHEREAS, Employee wishes to remain, or wishes to become, an employee of Franchisee; and

          WHEREAS, Employee wishes and needs to receive and use the Trade Secrets in the course of his employment to effectively perform his services for Franchisee;

          NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, the parties agree as follows:

          1. Franchisor and/or Franchisee shall disclose to Employee some or all of the Trade Secrets relating to the System.

          2. Employee shall receive the Trade Secrets in confidence, maintain them in confidence and use them only in the course of his employment by Franchisee and only in connection with the management and/or operation by Franchisee of Restaurants using the System for so long as Franchisee is licensed by Franchisor to use the System.

          3. Employee shall not at any time make copies of any documents or compilations containing some or all of the Trade Secrets without Franchisor's express written permission.

          4. Employee shall not at any time disclose or permit the disclosure of the Trade Secrets except to other employees of Franchisee and then only to the limited extent necessary to train or assist other employees of Franchisee in the management or operation of a Restaurant using the System.

          5. That all information and materials, including without limitation, drawings, specifications, techniques and compilations of data which Franchisor shall designate as confidential shall be deemed the Trade Secrets for the purposes of this Agreement.

          6. Employee shall surrender the Confidential Franchise Standard Operating Procedures Manual and such other manuals and written materials as Franchisor shall have developed ("Manuals") described in the Franchise Agreement and any other material containing some or all of the Trade Secrets to the Franchisee or Franchisor, upon request, or upon termination of employment by Franchisee, or upon conclusion of the use for which the Manuals or other information or material may have been furnished to the Employee.

          7. Employee shall not, directly or indirectly, do any act or omit to do any act that would or would likely be injurious or prejudicial to the goodwill associated with the Trade Secrets and the System.

          8. The Manuals are loaned by Franchisor to Franchisee for limited purposes only and remain the property of Franchisor and may not be reproduced, in whole or in part, without Franchisor's written consent.

          9. To protect the goodwill and unique qualities of the System and the confidentiality and value of the Trade Secrets, and in consideration for the disclosure to Employee of the Trade Secrets, Employee further undertakes and covenants that while he is employed by Franchisee, he will not:

               a. Divert or attempt to divert, directly or indirectly, any business, business opportunity or customer of the Restaurants to any competitor.

               b. Employ or seek to employ any person who is at the time employed by Franchisor or any franchisee or developer of Franchisor, or otherwise directly or indirectly induce such person to leave that person's employment except as may occur in connection with Franchisee's employment of such person if permitted under the Franchise Agreement.

               c. Directly or indirectly, for himself or through, on behalf of or in conjunction with any person, partnership or corporation, own, maintain, operate, engage in or have any financial or beneficial interest in (including interest in corporations, partnerships, trusts, unincorporated associations or joint ventures), advise, assist or make loans to, any business which is the same as or similar to the Restaurants including, but not limited to, any food business which offers Mexican-style food as a primary menu item.

    10. In further consideration for the disclosure to Employee of the Trade Secrets and to protect the uniqueness of the System, Employee agrees that for two (2) years following the earlier of the expiration, termination or transfer of all of Franchisee's interest in the Franchise Agreement or the termination of his employment with Franchisee, the Employee will not, without the prior written consent of Franchisor:

               a. Divert or attempt to divert, directly or indirectly, any business, business opportunity or customer of the Restaurants to any competitor.

               b. Employ or seek to employ any person who is at the time employed by Franchisor or any franchisee or developer of Franchisor, or otherwise directly or indirectly induce such persons to leave that person's employment.

               *c. Directly or indirectly, for himself or through, on behalf of or in conjunction with any person, partnership or corporation, own, maintain, operate, engage in or have any financial or beneficial interest in (including interest in corporations, partnerships, trusts, unincorporated associations or joint ventures), advise, assist or make loans to, any business which is the same as or similar to the Restaurants including, but not limited to, any food business which offers Mexican-style food as a primary menu item which business is, or is intended to be, located within a five (5)-mile radius of the location approved in the Franchise Agreement or of any Restaurant in existence or under construction as of the earlier of: (i) the expiration or termination of, or the transfer of all of Franchisee's interest in, the Franchise Agreement; or (ii) the time Employee ceases to be employed by Franchisee, as applicable.

          11. Franchisee undertakes to use its best efforts to ensure that Employee acts as required by this Agreement.

          12. Employee agrees that in the event of a breach of this Agreement, Franchisor would be irreparably injured and be without an adequate remedy at law. Therefore, in the event of such a breach, or threatened or attempted breach of any of the provisions hereof, Franchisor shall be entitled to enforce this Agreement and shall be entitled, in addition to any other remedies which are available to it at law or in equity, including the right to terminate the Franchise Agreement, to a temporary and/or permanent injunction and a decree for the specific performance of the terms of this Agreement, without the necessity of showing actual or threatened harm and without being required to furnish a bond or other security.

* May be deleted if Franchisor does not require the Franchisee to obtain the execution of this covenant by the Employee. See Section XVIII.H. of the Franchise Agreement.

     13. Employee agrees to pay all expenses (including court costs and reasonable legal fees) incurred by Franchisor and the Franchisee in enforcing this Agreement.

     14. Any failure by Franchisor or the Franchisee to object to or take action with respect to any breach of this Agreement by Employee shall not operate or be construed as a waiver of or consent to that breach or any subsequent breach by Employee.

     15. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF TEXAS (EXCEPT FOR TEXAS CHOICE OF LAW RULES). THE PARTIES AGREE THAT ANY ACTION BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY COURT, WHETHER FEDERAL OR STATE, SHALL BE BROUGHT IN TEXAS IN THE JUDICIAL DISTRICT IN WHICH FRANCHISOR HAS ITS PRINCIPAL PLACE OF BUSINESS; PROVIDED, HOWEVER, WITH RESPECT TO ANY ACTION WHICH INCLUDES INJUNCTIVE RELIEF, EMPLOYER OR FRANCHISOR MAY BRING SUCH ACTION IN ANY COURT IN ANY STATE WHICH HAS JURISDICTION. THE PARTIES HEREBY WAIVE ALL QUESTIONS OF PERSONAL JURISDICTION OR VENUE FOR THE PURPOSE OF CARRYING OUT THIS PROVISION.

     16. The parties agree that each of the above covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Agreement is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Employee expressly agrees to be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Agreement.

     17. This Agreement contains the entire agreement of the parties regarding the subject matter hereof. This Agreement may be modified only by a duly authorized writing executed by all parties.

     18. All notices and demands required to be given hereunder shall be in writing and shall be sent by personal delivery, expedited delivery service, certified or registered mail, return receipt requested, first-class postage prepaid or facsimile, telegram or telex (provided that the sender confirms the facsimile, telegram or telex by sending an original confirmation copy by certified or registered mail or expedited delivery service within three (3) business days after transmission), to the respective parties.

     If directed to Franchisor, the notice shall be addressed to:

               ZuZu Franchising Corporation
               2651 N. Harwood
               Suite 100
               Dallas, Texas  75201
               Attention:  Chief Executive Officer
               Facsimile:  214-720-1332

     If directed to the Franchisee, the notice shall be addressed to:

               ____________________________________
               ____________________________________
               ____________________________________
               ____________________________________
               Attention: __________________________
               Facsimile: __________________________

     If directed to the Employee, the notice shall be addressed to:

               ____________________________________
               ____________________________________
               ____________________________________
               ____________________________________
               Facsimile: ___________________________

     Any notices sent by personal delivery shall be deemed given upon receipt. Any notices given by facsimile, telegram or telex shall be deemed given upon transmission, provided confirmation is made as provided above. Any notices sent by expedited delivery service or certified or registered mail shall be deemed given three (3) business days after the time of mailing. Any change in the above addresses shall be effected by giving fifteen (15) days written notice of such change to the other party.

     19. The rights and remedies of Franchisor under this Agreement are fully assignable and transferable and shall inure to the benefit of its successors, assigns and transferees. The respective obligations of the Franchisee and the Employee hereunder are personal in nature and may not be assigned by the Franchisee or Employee, as applicable.

     IN WITNESS WHEREOF, the undersigned have entered into this Agreement as witnessed by their signatures below.

                              FRANCHISOR:

                              ZUZU FRANCHISING CORPORATION, a Delaware corporation


                              By: ____________________________________
                              Name: __________________________________
                              Title: _________________________________


                              FRANCHISEE:

                              ________________________________________



                              By: ____________________________________
                              Name: __________________________________
                              Title: _________________________________



                              By: ____________________________________
                              Name: __________________________________
                              Title: _________________________________


                              EMPLOYEE:


                              By: ____________________________________
                              Name:___________________________________

                                 ATTACHMENT E
                          SOFTWARE LICENSE AGREEMENT
                          --------------------------

     This Software License Agreement ("Software License") is entered into between ZuZu Franchising Corporation ("ZuZu") and ____________________ ("Franchisee") pursuant to a franchise agreement dated ______________, 19__ ("Franchise Agreement") under which Franchisee will operate a ZuZu Handmade Mexican Food(-Registered Mark-) restaurant (the "Restaurant").

     1. ZuZu hereby grants to Franchisee a nonexclusive, nonassignable license to use the computer programs ("Software") listed in the schedule to this Software License. The schedule may be updated from time to time by ZuZu to include enhancements, upgrades or replacements ("Enhancements") to the Software, which ZuZu will make available to Franchisee from time to time at the cost that ZuZu makes such Enhancements available to other franchisees operating under the ZuZu Handmade Mexican Food(-Registered Mark-) restaurant system.

     2. Franchisee shall use the Software only in the operation of the Restaurant. Franchisee may not modify, copy or reproduce in any form all or any part of the Software without the prior written consent of ZuZu, and in such event solely to the extent required for use of the Software in the operation of the Restaurant. Franchisee shall not make available the Software or any copy thereof to any party except as described below in paragraph 4.

     3. All copies of the Software, including any produced by Franchisee with Franchisor's consent, are and shall be the sole and exclusive property of ZuZu during and after the term of this Software License.

     4. Franchisee understands and acknowledges that the Software contains ZuZu's trade secrets and agrees, during the term of this Software License and thereafter, not to communicate, divulge or use the Software other than in the operation of the Restaurant. Franchisee shall divulge and allow access to the Software only to its employees who must have access to it in connection with their employment in the Restaurant. At ZuZu's request, Franchisee shall require and obtain execution of covenants concerning the confidentiality of the Software from any persons employed by Franchisee who have access to the Software. These covenants shall be in a form substantially similar to the confidential covenants contained in Attachment D to this Franchise Agreement.

     5. Franchisee agrees to notify ZuZu immediately of the existence of any unauthorized knowledge, possession or use of the Software or of any part thereof.

     6. The term of this Software License shall be co-extensive with the term of the Franchise Agreement, including any renewal of the Franchise Agreement.

     7. Expiration or termination of the Franchise Agreement for whatever reason shall automatically terminate this Software License and the right granted by it to use the Software, without notice to Franchisee. In addition, ZuZu may terminate this Software License upon the failure by Franchisee to comply with any of the terms and conditions herein, by giving Franchisee written notice of termination stating the nature of the breach at least fifteen
(15) days prior to the effective date of termination; provided that Franchisee may avoid termination by immediately initiating a remedy to cure such default and curing it to ZuZu's satisfaction within the fifteen (15)-day period and by promptly providing proof thereof to ZuZu. If any such default is not cured within that time (or, if appropriate, substantial and continuing action to cure the default is not initiated within that time), or such longer period as applicable law may require, this Software License shall terminate without further notice to Franchisee effective immediately upon expiration of the fifteen (15)-day period or such longer period as applicable law may require.

     8. Upon the expiration or termination of this Software License or upon the expiration or termination of the Franchise Agreement, whichever shall occur earlier, Franchisee shall immediately deliver to ZuZu all copies of the Software then in Franchisee's possession and shall immediately cease to use the Software.

     9. ZuZu will replace without charge any copies of the Software provided under this Software License which have defects in materials and workmanship that are not caused by Franchisee's misuse or unauthorized modification of the Software. This replacement shall be Franchisee's sole and exclusive remedy as to the Software.

     10. EXCEPT FOR THE LIMITED WARRANTY DESCRIBED ABOVE, THERE ARE NO WARRANTIES GRANTED TO FRANCHISEE OR ANY OTHER PERSON OR ENTITY FOR THE SOFTWARE, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE; ALL SUCH WARRANTIES ARE EXPRESSLY AND SPECIFICALLY DISCLAIMED.

     11. FRANCHISEE IS SOLELY RESPONSIBLE FOR DETERMINING ITS DESIRED RESULTS FROM THE USE OF THE SOFTWARE, FOR EVALUATING THE SOFTWARE'S CAPABILITIES AND FOR SUCCESSFULLY OPERATING THE SOFTWARE. IN NO EVENT SHALL ZUZU BE RESPONSIBLE FOR ANY DIRECT, INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES, OR FOR LOST DATA OR LOST PROFITS TO FRANCHISEE OR ANY OTHER PERSON OR ENTITY, WHETHER OR NOT DUE TO ZUZU'S NEGLIGENCE, ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE, EVEN IF ZUZU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OCCURRING. IN THE EVENT THAT ANY OTHER TERM OF THIS SOFTWARE LICENSE IS FOUND OR DETERMINED TO BE UNCONSCIONABLE OR UNENFORCEABLE FOR ANY REASON, THE FOREGOING PROVISION OF WAIVER BY AGREEMENT OF DIRECT, INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES OR FOR LOST DATA OR LOST PROFITS SHALL CONTINUE IN FULL FORCE AND EFFECT.

     12. THIS SOFTWARE LICENSE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS (EXCEPT FOR TEXAS CHOICE OF LAW RULES).

     13. If any term herein is declared to be void or unenforceable by a court of competent jurisdiction, such declaration shall have no effect on the other terms of this Software License, which will remain in effect and fully enforceable.

     14. Franchisee agrees to pay any sales, use, ad valorem, personal property and general intangibles tax and any registration fees arising out of this Software License and the transactions contemplated herein, except for any taxes imposed upon the gross income of ZuZu.

     15. Franchisee may not assign, sublicense or otherwise transfer any of its rights under this Software License without the prior written consent of ZuZu.

     16.  Notice under this Software License shall be provided as indicated in
Section XXIII. of the Franchise Agreement.

     17. The terms of this Software License are incorporated into the Franchise Agreement by reference. This Software License and related provisions of the Franchise Agreement constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all related prior and contemporaneous agreements between the parties.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Software License on the _______ day of _________________, 19___.


                              ZUZU FRANCHISING CORPORATION


                              By: ____________________________________
                              Name: __________________________________
                              Title: _________________________________


                              FRANCHISEE:

                              ________________________________________



                              By: ____________________________________
                              Name: __________________________________
                              Title: _________________________________



                              By: ____________________________________
                              Name: __________________________________
                              Title: _________________________________

                    SCHEDULE TO SOFTWARE LICENSE AGREEMENT
                    --------------------------------------

                                   Software
                                   --------

Database configuration for micros(-Registered Mark-) P.O.S. platform system.

Spreadsheet templates for operations analysis under Quattro Pro(-Registered Mark-) platform.

Database Templates under Q&A(-Registered Mark-) platform:

          Sales
          Mailing List
          Employee Files

Bank Account setup, category structure and pre-set reports templates under Quicken(-Registered Mark-) platform.

                                                 ATTACHMENT F

                                    CHRONOLOGICAL TABLE OF SELECTED EVENTS


              ITEM                                 TIME                   SECTION            DATE
              ----                                 ----                   -------            ----
Payment of Initial Franchise Fee     Execution of Franchise Agreement       IV.A.          _________

Designation of Operating             Execution of Franchise Agreement      VIII.A.         _________
Principal

Submission of Proposed Site          30 Days Following Execution of        VII.B.          _________
                                     Franchise Agreement

Approval or Disapproval of           15 Days After Receipt of              VII.B.          _________
Proposed Site by Franchisor          Information

Execution of Lease for               60 Days Following Execution of        VII.C.          _________
Approved Site                        Franchise Agreement

Approval or Disapproval of           15 Days After Receipt of Plans        VII.E.          _________
Proposed Architectural Plans
by Franchisor

Submission of Notice of              14 Days Prior to Scheduled            VII.G.          _________
Completion of Construction           Completion of Construction

Completion of Initial Training       7 Days Prior to Opening Date           IX.A.          _________
By Operating Principal, Store
Manager, Chef/Kitchen Manager
and Tortilla Maker

Opening of Store                     120 Days Following Execution of       VII.H.          _________
                                     Franchise Agreement

Payment of Royalty Fee and           Second Monday Following End            IV.B.          _________
Advertising Fees                     of Each Two-Week Period

Expiration of Term                   10 Years from Opening Date             II.A.          _________
